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                                                                  Exhibit 10.6

                                       SUBLEASE




     THIS SUBLEASE made and entered into to be effective as of the 27 day of March, 1997, by and between BELLSOUTH TELECOMMUNICATIONS, INC., a Georgia corporation ("Tenant"), successor in interest to Southern Bell Telephone & Telegraph Company and SELECT COMFORT SC CORPORATION, a Minnesota corporation ("Subtenant").


                                PRELIMINARY STATEMENT


     Tenant, as successor in interest to Western Electric Company, Incorporated, is a party to that certain Lease Agreement effective June 12, 1975, as amended by that certain First Amendment to Lease dated March 27, 1991, and that certain Second Amendment to Lease Agreement dated February 23, 1993, (as amended the "Lease") whereby Tenant, leased certain property more fully described on EXHIBIT "A" attached hereto, together with the building (the "Building") and other improvements and property situate thereon (the "Demised Premises" or "Premises"), from Frastacky (U.S.) Properties Limited Partnership (the "Landlord"), successor in title to J. L Williams & Co., Inc. Tenant now desires to sublease the Demised Premises to Subtenant subject however to the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and provisions contained herein, Tenant hereby subleases and demises to Subtenant, the Demised Premises subject to the following:

     SECTION 1 - DEFINITIONS. For purposes of this Sublease, the capitalized terms hereinafter set forth shall have the following meanings:

     "Additional Rent" shall mean all sums due and owing to the Landlord under the Lease which accrue after the Commencement Date except Base Annual Rent and Subtenant Rent.

     "Base Annual Rent" shall mean the Base Annual Rent of $300,000.00, due in equal monthly installments of $25,000.00 as set forth in the Lease for the remainder of the Term.

     "Subtenant Rent" shall mean the sum of $3,750.00 commencing on June 1, 1997 (subject to the terms of Section 4 hereof) and continuing on the first day of each and every month through the remainder of the Term.

     "Commencement Date" shall have the meaning set forth in SECTION 2 herein.

     "Expiration Date" shall have the meaning set forth in SECTION 2 herein.

     "Rent" shall mean Base Annual Rent, Subtenant Rent and Additional Rent.

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     "Term" shall have the meaning set forth in SECTION 2 herein.

     "Hazardous Materials" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, and petroleum (including crude oil and any fraction thereof) and (b) any such material classified or regulated as "hazardous" or "toxic" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., or Hazardous Materials Transportation Act, 49 USC App. 1801 et seq.

     "Exclusive Possession" shall mean the time at which Tenant and all persons or entities claiming by or under Tenant have removed all personal property and fixtures from the Demised Premises that it intends to remove or is required to remove hereunder and Tenant and all persons or entities claiming by or under Tenant no longer require access or have the right of access to the Demised Premises, except for Tenant's limited rights of access set forth elsewhere in this Sublease.

     All capitalized terms not otherwise defined herein shall have the respective meaning set forth in the Lease.

     SECTION 2 - COMMENCEMENT DATE AND POSSESSION. Subject to the provisions of Section 8 below, the "Term" of this Sublease shall commence on the date Tenant delivers Exclusive Possession of the Demised Premises to Subtenant in the condition required herein (subject to Landlord's right of access under the Lease) ("Commencement Date") and continue, unless earlier terminated as provided herein, through February 27, 2003 ("Expiration Date"). Notwithstanding the Commencement Date of this Sublease, Tenant shall provide Subtenant with non-exclusive access to and from the Building and parking from and after the date hereof and Exclusive Possession of the Building from and after the date hereof except for those areas of the Building shown on EXHIBIT "B" attached hereto which are specifically designated for use by Tenant prior to the Commencement Date. In the event that Tenant fails to provide Subtenant access and possession as provided in the preceding sentence above, or fails to deliver Exclusive Possession (subject to Landlord's rights of access under the Lease) to the Demised Premises in the condition required herein by May 15, 1997, Subtenant, at its option may, for a period of ten
(10) days after said failure of either of the above, terminate this Sublease effective upon written notice to Tenant. Except for the terms of Sections 5 and 18 herein, Subtenant's obligations contained herein shall not commence until the Commencement Date. Upon the request of either party, the parties shall execute an instrument confirming the Commencement Date.

     SECTION 3 - CONDITION OF DEMISED PREMISES. Except as otherwise provided herein, the Demised Premises shall be delivered and Subtenant shall accept the Demised Premises in "AS IS" condition.

                                       2
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     SECTION 4 - PAYMENT OF RENT.  All Rent due and owing by Subtenant except
Subtenant Rent shall be payable directly to the Landlord as specified in the Lease; provided, however, if Landlord will not accept said payments, Subtenant shall notify Tenant of the same and Subtenant shall make such payments directly to Tenant, which will make such payments to Landlord. The Subtenant Rent shall be payable directly to Tenant. In connection with the payment of any Rent by Tenant or Subtenant to the Landlord throughout the Term, a copy of the check or other confirmation of the payment thereof shall be sent by the party making such payment to the other party to this Sublease at the notice address set forth herein.

     Tenant hereby acknowledges and agrees that notwithstanding the Commencement Date and Subtenant's early access, if any, Subtenant shall not be required to pay Base Annual Rent nor Subtenant Rent or any Additional Rent, including taxes and assessments, until June 1, 1997, and during such period Tenant shall be responsible to Landlord for payment of the same. In the event the Commencement Date has not occurred by April 21, 1997, the June 1, 1997 date set forth above shall be advanced to July 1, 1997. In addition, should the Commencement Date occur after May 15, 1997, the July 1, 1997 date set forth above shall be advanced one (1) day for each day the Commencement Date is delayed past May 15, 1997 because Tenant has failed to deliver Exclusive Possession of the Demised Premises to Subtenant as provided in Section 2 above in the condition required herein.

     Subtenant shall deliver herewith to Tenant the sum of $28,750.00 which shall be retained by Tenant as a security deposit and, provided there is no default by Subtenant hereunder, shall be applied by Tenant against the last installment of Rent due by Subtenant hereunder.

     It is the intention of the parties that the Rent payable hereunder shall be net to Landlord/Tenant so that this Sublease shall yield to Landlord/Tenant the net Rent specified herein during the term of this Sublease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises during the Term shall be paid by Subtenant, except as otherwise herein noted or noted in the Lease.

     Notwithstanding anything to the contrary contained herein, in the event of a fire or casualty to or condemnation of, the Demised Premises, all Rent payable hereunder shall abate as provided in Sections 9 and 10 of the Lease and Subtenant shall have the right to terminate this Sublease (but not the Lease) pursuant to the terms of Sections 9 and 10 of the Lease, subject to the terms of Sections 9 and 10 of the Lease. No termination of this Sublease pursuant to this Section will be effective unless Tenant is given notice of Subtenant's termination of this Sublease at least five (5) days prior to the time Tenant is required to give notice of termination of the Lease to Landlord pursuant to the provisions of Sections 9 and 10 of the Lease.

     SECTION 5 - ENVIRONMENTAL COMPLIANCE. Subtenant acknowledges the receipt of the Limited Site Assessment by General Engineering Laboratories dated January 20, 1997 ("Environmental Report") and further acknowledges that Subtenant has been given the opportunity to conduct its own environmental assessment. Tenant hereby represents and warrants to Subtenant that, to the best of its knowledge, except as set forth and disclosed in the Environmental Report, there are no Hazardous Materials on, in or about the Demised Premises.

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     It is the express intent of Subtenant and Tenant that Subtenant should not be responsible for any contamination of the Demised Premises by Hazardous Materials, including contamination from Hazardous Materials on, in or under the soils or groundwater of the Demised Premises, arising or present on or before Commencement Date which are not introduced by Subtenant during the exercise of its early access rights hereunder and that thereafter Subtenant's liability shall be limited to any contamination of Hazardous Materials on, in or under the soils or groundwater of the Demised Premises after the Commencement Date resulting from the introduction or use of Hazardous Materials on the Demised Premises after the Commencement Date by any person or entity other than Tenant or Landlord or their respective agents, employees or contractors. Similarly, it is the express intent of Tenant and Subtenant that Tenant shall not be liable for any contamination, including contamination from Hazardous Materials on, in or under the soils or groundwater of the Demised Premises, resulting from Subtenant's introduction or use of Hazardous Materials on the Demised Premises. Tenant (and not Subtenant) shall be responsible to Landlord for compliance with the terms of the Lease regarding the existence of Hazardous Materials and any required removal, monitoring or remediation under applicable laws as a result of Hazardous Materials present on the Demised Premises prior to the Commencement Date, except for any Hazardous Materials first introduced by Subtenant on the Demised Premises during Subtenant's early access period as provided above.

     The provisions of this Sublease to the contrary notwithstanding, Tenant and Subtenant agree that Tenant shall not be responsible to Subtenant for the removal of the asbestos containing adhesive which secures the floor tile or asbestos containing materials in the roof unless (a) said removal is ordered by a Governmental entity having the authority to order said removal or such removal is required by Landlord under the terms of the Lease, and (b) said removal is not required as a result of modifications to the Demised Premises being undertaken by Subtenant.

     Tenant covenants and agrees to indemnify, defend and hold Subtenant harmless from any and all claims, judgments, damages, penalties, fines, causes, liabilities or losses, (including reasonable attorneys' fees and all other out-of-pocket expenses) resulting from or related to the introduction, use, presence or existence of any Hazardous Materials on the Demised Premises before the Commencement Date, except for any Hazardous Materials first introduced by Subtenant on the Demised Premises during Subtenant's early access period provided above.

     Subtenant covenants and agrees to indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, causes, liabilities or losses, (including reasonable attorneys' fees and all other out-of-pocket expenses) resulting from or related to the introduction or use of Hazardous Materials on the Demised Premises after the Commencement Date or resulting from or related to the presence or existence of Hazardous Materials on the Demised Premises first introduced on the Demised Premises after the Commencement Date, except to the extent due to the acts or omissions of Tenant or Landlord or their respective agents, contractors or employees.

     The above notwithstanding, no allegations by Subtenant alleging non-compliance with this Section shall allow Subtenant to withhold any Rent or otherwise release Subtenant of any obligation under this Sublease and shall not be considered an event of default under this Sublease

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unless the existence of Hazardous Materials present prior to the Commencement
Date and/or Tenant's failure to perform its obligations under this Section 5 materially adversely affects Subtenant's ability to use the Demised Premises or shall cause an event of default under the Lease as evidenced by a final determination of default under the Lease. It is agreed that the indemnification and other obligations of Tenant and Subtenant as set forth in this Section shall survive the expiration, cancellation or termination of the Lease and this Sublease.

     SECTION 6 - ALTERATIONS AND IMPROVEMENTS. In addition to any consent required by the Landlord under the Lease, all alterations, additions or improvements made by Subtenant to the Demised Premises in excess of $75,000.00 during any 120 day period shall require the prior written approval of Tenant, with such approval not to unreasonably be withheld or delayed. Tenant hereby approves Subtenant's alterations, additions, signage and improvements referenced in EXHIBIT "C" attached hereto.

     SECTION 7 - MAINTENANCE, REPAIR AND REPLACEMENT. Tenant's responsibility for maintenance, repair, and replacement to the Demised Premises shall be those of the Landlord under the Lease. In addition, Tenant shall be responsible for the maintenance, repair and replacement of the roof of the Building in accordance with the terms of the Lease, so that the roof of the Building is kept in good repair and condition; provided, however, Tenant shall not be responsible for any maintenance or repair of the roof of the Building which is necessitated by the acts of Subtenant or its agents, contractors and employees and Subtenant shall be responsible therefor.

     Except as otherwise provided herein, Subtenant shall be responsible for all maintenance, repairs and replacements of the Demised Premises in accordance with the terms of the Lease, including those of a structural nature.

                                       5
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     SECTION 8 - SURRENDER OF THE PREMISES.  At the end of the Term,
Subtenant shall deliver the Demised Premises to Tenant in the same condition as at the Commencement Date (ordinary wear and tear and casualty and condemnation and alterations set forth below excepted). It is agreed and understood by Subtenant and Tenant that in no event shall Subtenant be required to remove any improvements, alterations, additions or fixtures in the Demised Premises at the end of the Term, including, without limitation, the alterations, additions and improvements referenced in Section 6 above, unless such improvements, alterations and additions were made by Subtenant and are required to be removed by Landlord at the end of the Term pursuant to the Lease. All other provisions hereof notwithstanding, if by December 31, 2002, Landlord and Subtenant have not entered into an agreement whereby Subtenant will lease the Demised Premises directly from Landlord following the termination of the Lease between Tenant and Landlord, then this Sublease will terminate on January 31, 2003 so as to allow Tenant time to remove its fixtures, improvements, alterations and additions pursuant to the requirements of the Lease. Subtenant must provide Tenant with written notice of its lease with Landlord by January 10, 2003 to avoid the early termination above.

     Should Subtenant and Landlord enter into a direct lease as above, then it shall become Subtenant's obligation to remove any of Tenant's equipment, personal property, or fixtures remaining at the termination of the Lease as required by the terms of the Lease. Tenant, on its own behalf and on behalf of its affiliates, hereby agrees that it shall not compete with Subtenant in the negotiation of any lease with Landlord for any occupancy of the Demised Premises after February 28, 2003.

     SECTION 9 - ASSIGNMENT AND SUBLETTING AND SUBORDINATION. Subtenant may not assign, sublease or otherwise alienate or encumber this Sublease or any portion of Subtenant's interest in the leasehold estate, without the consent of Tenant, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Subtenant may assign or sublease all or any portion of the Demised Premises without Tenant's consent to an affiliate of Subtenant or to an entity resulting from a merger or consolidation or sale of all or substantially all of Subtenant's assets. Tenant shall not transfer Tenant's interest in the Lease without the consent of Subtenant, which consent may not be unreasonably withheld or delayed. No such assignment shall serve to release Subtenant or Tenant from its obligations hereunder.

     As used in this Section 9, "affiliate" shall mean any entity which is controlled by Subtenant, or which controls Subtenant or is under common control with Subtenant. Tenant hereby agrees that Tenant, except to the extent that Tenant is required to do so under the Lease, will not enter into any subordination agreement requested or required by Landlord's lender without notice to Subtenant. Subtenant shall be afforded the opportunity to participate in the drafting of said agreement, but may not prohibit the execution of an agreement by Tenant which is required under the Lease.

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SECTION 10 - INSURANCE.  Subtenant shall have the right to request Landlord to cause all policies of insurance regarding the Demised Premises which name Tenant as an insured to also name Subtenant as an additional insured, as its interests may appear. During the Term, all policies of insurance required of Tenant under the Lease shall become the responsibility of Subtenant which shall name both Landlord and Tenant as additional insureds, thereunder. Tenant hereby assigns to Subtenant its right, if any, under the Lease, to request Landlord to cause all policies of insurance regarding the Demised Premises which name Tenant to contain an endorsement related to the waiver of subrogation set forth in Section 19 of the Lease.

     SECTION 11 - BREACH OR DEFAULT. For purposes of this Sublease, an "Event of Default" shall mean the following: (a) any failure of Subtenant to pay any Rent under the terms of this Sublease to the Landlord (or if Landlord will not accept such payments as described in Section 4 hereof, to Tenant) by its due date and such failure continues for a period of five (5) days after Subtenant receives written notice thereof; (b) any failure of Subtenant to pay Rent or any other sum due to Tenant under the terms of this Sublease, which is not also an event of default under the Lease, which default continues for a period of more than fifteen (15) days after receipt of written notice of default from Tenant; (c) the failure of Subtenant to perform any obligation of Tenant under the Lease required to be performed by Subtenant hereunder other than the payment of Rent and such failure continues for a period of twenty (20) days after receipt of written notice of default; provided however, that if such default cannot be cured within twenty (20) days, such default shall nevertheless be deemed cured if within such twenty
(20) day period after receipt of written notice from Tenant, Subtenant commences to cure such default and continues with all reasonable diligence until the cure is completed; (d) the failure of Subtenant to perform any obligation other than the payment of Rent under the terms of this Sublease which is not also an event of default under the Lease and such failure continues for a period of thirty (30) days after receipt of written notice of default; provided however, that if such default cannot be cured within thirty
(30) days, such default shall nevertheless be deemed cured if within such thirty (30) day period after receipt of written notice from Tenant, Subtenant commences to cure such default and continues with all reasonable diligence until the cure is completed, or; (e) the filing under the United States Bankruptcy Act or any law of like import by or against Subtenant of a petition, not removed within sixty (60) days, for adjudication as a bankrupt or insolvent, or for reorganization or appointment or a receiver or trustee of Subtenant's property by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Subtenant.

     Tenant agrees to forward to Subtenant any notice of default and any other notice received by Tenant from Landlord via facsimile and registered mail as provided in Section 17(i) below within two (2) business days of the receipt thereof; provided, however, Tenant's failure to forward such notice during the above two (2) business day period shall not permit Subtenant to terminate this Sublease based on such default. With respect to a default hereunder which is also a default under the Lease, Subtenant shall then have until the end of the cure period provided for above or in the Lease, whichever is shorter, in which to cure said default.

     Upon notice of default under the Lease from Landlord to Tenant, following the expiration of the notice and cure periods of Subtenant provided herein and to the extent the default is an obligation under the Lease which Subtenant is required to perform under this Sublease, Tenant shall have the absolute right (but not the obligation) to proceed to cure the said default and upon

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demand shall be reimbursed by Subtenant for all sums expended in connection with such curative actions, together with interest at the rate of 6% per annum until all sums due and owing to Tenant have been paid in full. In addition to Tenant's rights to cure Subtenant's default(s), following the expiration of the notice and cure periods provided above, Tenant shall be entitled to pursue all remedies available at law or in equity for a breach of the terms of this Sublease. Tenant shall not be liable to Subtenant for any default of the Lease or Sublease which default results in whole or in part from the actions or inactions of Subtenant. Subtenant shall not be liable to Tenant for any default of the Lease or Sublease which default results in whole or in part from the actions or inactions of Tenant.

     The above notwithstanding, Tenant shall have the absolute right but not the obligation to cure a default by Tenant if there are five (5) days or less remaining in the cure period afforded Tenant by Landlord under the Lease for a non-monetary default under the Lease and two (2) days or less remaining in the cure period afforded Tenant by Landlord under the Lease for a failure to pay rent under the Lease and Subtenant has not cured a failure to pay rent under the Lease or commenced to cure a non-monetary default under the Lease in accordance with the requirements of the Lease. In the event Tenant fails to forward to Subtenant a notice of default under the Lease from Landlord within the period as provided above, and such default is an obligation under the Lease which Subtenant is required to perform under this Sublease, Subtenant shall only be responsible for the reasonable costs of cure performed by Tenant and shall not be required to pay the interest set forth in this Section; provided, however, if Subtenant is not provided with notice within the two (2) day period set forth above and such default is cured by Tenant, Subtenant shall have the right to contest whether the default referenced in the Landlord's notice of default was in fact a condition creating a default under the Lease and/or whether Tenant's cure of such default was at a reasonable cost. Failure to pay any such amounts to Tenant while Subtenant is protesting such cure shall not constitute a default by Subtenant hereunder.

     In the event that Tenant fails to forward to Subtenant any notice of default under the Lease received by Tenant from Landlord in the two (2) day period provided above and Tenant fails to cure such default, Tenant hereby agrees to defend Subtenant (with counsel reasonably acceptable to Subtenant) in any action brought to evict or dispossess Subtenant from the Demised Premises based on such default, agrees to be liable for all costs of such defense, including all costs required in any appeal, and agrees to indemnify and hold harmless Subtenant from any and all claims, judgments, damages, penalties, fines, causes, liabilities, or losses resulting from or related to Subtenant's eviction or dispossession from the Demised Premises based on such default following a final non-appealable order of eviction or dispossession from the Demised Premises.

     SECTION 12 - COMPLIANCE WITH LEASE. Except for the terms set forth in this Sublease which are contrary to the Lease and except as otherwise modified herein, (a) all obligations, responsibilities, requirements and indemnifications of and from Tenant to Landlord under the Lease shall be deemed obligations, responsibilities, requirements and indemnifications of and from Subtenant to Tenant under the Sublease; (b) all of the terms, provisions, covenants and conditions of the Lease are made a part of this Sublease and this Sublease is subject to all the terms, conditions, covenants and conditions contained therein, and for the purposes of this Sublease, each reference in the Lease to "Landlord" and "Tenant" shall be read as referring to

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Tenant and Subtenant, respectively, wherever appropriate; (c) all obligations of Landlord to Tenant under the Lease shall be considered the responsibility of Tenant to Subtenant; (d) all reservations, exclusions, conditions and limitations of liability, contained in the Lease in favor of Landlord shall be, reservations, exclusions, conditions and limitations of liability in favor of Tenant under the Sublease.

     SECTION 13 - REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT.
Tenant represents, warrants and covenants as follows: (a) the only documents establishing the relationship between the Landlord and Tenant are the Lease and amendments which are attached hereto as EXHIBIT "F"; (b) the Lease and amendments attached hereto as EXHIBIT "F" are currently in full force and effect and neither the Landlord nor Tenant is in default with respect to any obligation set forth therein, and there are no existing events which would, with the passage of time or giving of notice or both, become a default under the Lease; (c) All rent and other charges due and payable as of the date hereof by Tenant under the Lease have been paid in full; (d) Tenant has full right and lawful authority to enter into this Sublease, and possesses a leasehold interest in and to the Demised Premises under the Lease and the Lease expires on February 28, 2003; (e) No consent of Landlord is required under the Lease as a condition to the execution or effectiveness of this Sublease and this Sublease complies with the requirements of the Lease; (f) Tenant, except as set forth in the Environmental Report, has received no notice of any violation of any governmental law, rule, regulation or ordinance relating to the Demised Premises which remains uncured as of the date hereof; (g) to the extent that the use complies with zoning regulations, the Demised Premises can be used for administration, warehousing, distribution, assembly, manufacturing, office, telemarketing, company store, customer pickup, and customer service uses under the provisions of the Lease and under the restrictions recorded upon the Demised Premises; (h) Tenant has not assigned or transferred its interest in the Demised Premises or the Lease to any other person or entity nor has it mortgaged, encumbered or otherwise subjected its interest in the Demised Premises, its fixtures, personal property or equipment contained therein or the Lease to the lien of any security instrument, and will not do any of the foregoing during the Term. Tenant covenants and agrees to indemnify Subtenant and hold it harmless from and against any and all liabilities, claims, demands, costs, losses and expense (including reasonable attorneys' fees) arising out of, by reason of or resulting from any breach of any representations and warranties of Tenant contained herein in any material respect. This indemnity shall survive the expiration or earlier termination of this Sublease.

     SECTION 14 - QUIET ENJOYMENT. On the payment by Subtenant of the Rent provided herein and upon observance and performance of all the covenants, terms and conditions on Subtenant's part to be observed and performed hereunder and except as otherwise may be provided herein, Subtenant shall peaceably and quietly hold and enjoy the Demised Premises for the Term hereby demised subject nevertheless to the terms and conditions of the Sublease and the Lease. Provided, however, that the provisions of this Section will not create any liability on the part of the Tenant for the acts or omissions of Subtenant.

     SECTION 15 - LEASE MODIFICATION. Neither Subtenant nor Tenant shall amend, modify, surrender or terminate the Lease without the express written consent of Subtenant and Tenant, which consent may be withheld in Tenant's or Subtenant's sole and absolute discretion.

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     SECTION 16 - TENANT'S RIGHT OF ENTRY.  Tenant or Tenant's representative shall have the right at all reasonable times during business hours and upon reasonable notice to Subtenant during the Term to enter upon the Demised Premises for the purpose of determining whether the conditions and covenants contained in this Sublease are being kept and performed. Provided further, that Tenant shall have the right to enter onto the Demised Premises for the purpose of complying with any environmental responsibilities on the Demised Premises including without limitation the monitoring of any Hazardous Materials. Subtenant agrees that it will not tamper with any of Tenant's monitoring equipment which remains on the Demised Premises. In the conduct of its activities under this Section 16, Tenant agrees not to unreasonably interfere with Subtenant's use or occupancy of the Demised Premises or its conduct of business thereon.

     SECTION 17 - NOTICE. Any notice or demand under the terms of this Sublease or under any statute which must or may be given or made by a party hereto shall be in writing and shall be deemed given (i) upon receipt if delivered by nationally recognized overnight courier or if delivered by facsimile during normal business hours and followed with an additional copy of the notice by registered mail addressed to the respective parties as follows or (ii) three (3) business days after mailing such notice by registered mail addressed to the respective parties as follows:

     TO TENANT:               BellSouth Telecommunications, Inc.
                              675 West Peachtree Street
                              Suite 20C75
                              Atlanta, GA 30375
                              Attn:  Wilma Bugg, Property Administrator
                              Fax:  404/525-0048
                              Phone:  404/420-6581

     COPY TO:                 BellSouth Telecommunications, Inc.
                              675 West Peachtree Street
                              Suite 20C75
                              Atlanta, GA 30375
                              Attn:  Real Estate Manager
                              Fax:  404/525-0048
                              Phone:  404/420-6581

     TO SUBTENANT:            Select Comfort SC Corporation
                              6105 Trenton Lane North, Suite 400
                              Minneapolis, MN 55442
                              Attn:  Daniel J. McAthie
                              Fax:  612/551-7826
                              Phone:  612/551-7000

     COPY TO:                 Oppenheimer Wolff & Donnelly
                              45 South Seventh Street, Suite 3400
                              Minneapolis, MN 55402
                              Attn:  Mark A. Kimball, Esq.
                              Fax:  612/344-9376

                              Phone:  612/344-9300

Any party may change its notice address by notice to the other parties as provided above.

     SECTION 18 - INDEMNIFICATION AND WAIVER OF SUBROGATION. Subtenant shall keep, save and hold harmless Tenant and its affiliates and their respective officers, directors and employees, from any and all losses, costs, damages and liabilities for anything and everything whatsoever (including, without limitation, any events, circumstances, occurrences and conditions) relating to or arising from or out of the occupancy or use (to include by occupancy or use prior to the Commencement Date) of the Demised Premises by or under Subtenant, Subtenant's agents, contractors, licensees, invitees or servants, or from any loss or damage arising from any negligent or intentional act or omission by Subtenant or any failure on Subtenant's part to comply with any of the covenants, terms and conditions contained in this Sublease or the Lease (to the extent applicable), except to the extent that such loss, cost, damage or liability arises from the negligence or willful misconduct of the Landlord or Tenant or their respective agents, contractors, licensees, invitees or servants or from the failure of the Landlord or Tenant to perform any of its obligations under the terms of this Sublease or the Lease. It is agreed that the indemnification obligations of Subtenant as set forth in this
Section 18 shall survive the expiration, cancellation or termination of this Sublease. This paragraph, however, shall not govern Subtenant's responsibility for environmental matters which are exclusively governed by the provisions of Section 5 hereof.

     Except as set forth below in this paragraph and except to the extent caused by the negligence or willful misconduct of Subtenant, or its agents, contractors, licensees, invitees or servants, Tenant shall keep, save and hold harmless Subtenant and its affiliates and their respective officers, directors, and employees, from any and all losses, costs, damages and liabilities for anything and everything whatsoever (including, without limitation, any events, circumstances, occurrences and conditions) relating to or arising from or out of the use, ownership or occupancy by Tenant or its agents, contractors, licensees, invitees or servants of the Demised Premises or from any loss or damage arising from any negligent or intentional act or omission of Tenant, Tenant's agents, contractors, or others under Tenant's control after delivery of the Demised Premises. It is agreed that the indemnification obligations of Tenant as set forth in this Section 18 shall survive the expiration, cancellation or termination of this Sublease. This paragraph, however, shall not govern Tenant's responsibility for environmental matters which are exclusively governed by the provisions of
Section 5 hereof.

     Tenant and Subtenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Sublease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Tenant and Subtenant shall give notice to the insurance carriers of this mutual waiver of subrogation. If Tenant elects to self-insure, the above waiver shall nonetheless apply to Tenant so long as Subtenant has complied with Subtenant's insurance obligations required pursuant to the terms of this Sublease.

     SECTION 19 - ESTOPPEL CERTIFICATES. Tenant and Subtenant shall, from time to time, and upon reasonable written request to the other party, furnish a written statement signed by Tenant or Subtenant and addressed to the person designated in such request, on the status to the best of its knowledge of any matter pertaining to this Sublease or the Lease, including that at the date of such statement, (i) the provisions and conditions of this Sublease or the Lease have been complied with; (ii) there are no defaults by Tenant or Subtenant, and (iii) this Sublease or the Lease is still in force and effect.
 If any or all of (i), (ii), (iii) are not stated in the affirmative in the statement, the statement shall describe the facts and matters which Tenant or Subtenant alleges prevent such affirmative statement.

     SECTION 20 - FINDER'S OR BROKER'S FEES. Tenant shall be solely responsible for payment of any finder's or broker's fee in connection with this Sublease. The parties represent and warrant that they have dealt with no broker in connection with this Sublease. Tenant and Subtenant each hereby agree to indemnify and hold the other harmless from any loss, cost, damage or expense (including reasonable attorneys' fees) arising from the breach by the indemnifying party of the representation contained in this Section.

     SECTION 21 - ATTORNEYS' FEES. In the event that either party hereto is required to seek or bring suit to enforce any of the terms and conditions of this Sublease, it is agreed that the Court may assess reasonable attorneys' fees and costs to be paid by the non-prevailing party to the prevailing party.

     SECTION 22 - NO WAIVER. No failure of either party hereto to exercise any power or right given unto such party hereunder to insist upon strict compliance by the other party with any obligation of the other party hereunder, and no custom or practice of either party at variance with the terms hereof shall constitute a waiver of the other party's right to demand exact compliance with the terms hereof.

     SECTION 23 - RIGHTS OF SUCCESSORS AND ASSIGNS. The covenants and conditions contained in this Sublease shall bind and inure to the benefit of Tenant and Subtenant and their respective permitted successors and assigns, but neither Tenant nor Subtenant shall be bound or liable unless and until this Sublease shall have been executed and delivered by both Tenant and Subtenant.

     SECTION 24 - DIVISIBILITY. If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 25 - ENTIRE AGREEMENT. This instrument and the exhibits hereto and any other instrument executed by Tenant and Subtenant of even date herewith contain the entire and only agreement between the parties, and no oral statement or representation or prior written matter not contained in this instrument or in any other instrument executed by Tenant and Subtenant of even date herewith shall have any force or effect. This Sublease shall not be modified or amended in any way except by a writing executed by both parties.

     SECTION 26 - MEMORANDUM OF SUBLEASE. The parties hereto agree that this instrument shall not be recorded and in lieu thereof a short form sublease or memorandum of sublease executed by the parties hereto and of even date may be recorded by either party. The Memorandum of Sublease shall be in the form attached hereto as EXHIBIT "G".

     SECTION 27 - GOVERNING LAW. This Sublease shall be governed by the laws of the State of South Carolina.

     SECTION 28 - EXCLUSIONS FROM LEASE. The following items of the Lease are excluded from this Sublease:

          (a)  Section 9 (Paragraph G only)
          (b)  Section 10 (Paragraphs D and E only)
          (c)  Section 28 (Paragraph A only) (Deleted by First Amendment)
          (d)  Section 31
          (e)  Section 33 (Deleted by First Amendment)
          (f)  Section 34
          (g)  Section 35

     SECTION 29 - MODIFICATIONS OF LEASE PROVISIONS. The following sections of the Lease are modified as follows:

          (a) Tenant represents to Subtenant that it has received no notification as to any item referenced in Paragraph 5.C of the Lease.

          (b) Tenant may not exercise any right of termination contained in Paragraph 9.C or 9.D of the Lease unless Subtenant also terminates the Sublease.

          (c) The limits contained in Paragraph 11 shall be increased as follows: Property Damage $1,000,000.00, Personal Injury or Wrongful Death $1,000,000.00 per person, and $2,000,000.00 per accident.

          (d) Taxes and assessments for the year 1997 (Paragraph 16 of the Lease) shall be pro-rated upon the receipt of the tax bill to the following date: June 1, 1997; provided, however, if the Commencement Date has not occurred on or before April 21, 1997, the proration date shall be advanced to July 1, 1997, and if the Commencement Date has thereafter not occurred on or before May 15, 1997, the proration date shall be advanced past July 1, 1997 one (1) day for each day after May 15, 1997 in which the Commencement Date is delayed. Tenant, within fifteen (15) days after written notice from Subtenant requesting payment and enclosing evidence of the payment of the taxes and assessments for the year 1997, shall pay its prorata amount of taxes and assessments for the year 1997 to Subtenant.

          (e) Paragraph 17 is amended so as to cause Subtenant to be responsible for all utility connections to the Demised Premises; provided, however, Tenant agrees to use best efforts to assist Subtenant in the enforcement of the provisions of Paragraph 17 related to utility connections against Landlord.

          (f) Tenant may not exercise any right under Paragraphs 9.G., 10.D. or E, 34 or 35 of the Lease without the prior consent of Subtenant which consent may be withheld in its sole and absolute discretion.

     The above modifications and exclusions serve to amend the provisions of the Lease as said provisions pertain to the relationship between Tenant and Subtenant under the Sublease but do not otherwise modify the terms of the Lease itself which shall remain in full force and effect.

     SECTION 30 - CONTRACTOR RELATIONSHIPS. In accordance with Tenant's policy with respect to contractor relationships, it is hereby stipulated by the Subtenant that, to the best of Subtenant's knowledge and belief, Subtenant has not employed, retained, induced or directed any person employed by Tenant to solicit or secure this Sublease upon agreement, offer, understanding or implication involving any form of remuneration whatsoever.

     That Subtenant agrees that in the event of an allegation of substance (the determination of which will be made solely by Tenant) that the paragraph regarding Contractor Relationships has been violated, Subtenant will cooperate in a reasonable manner with Tenant to establish whether the allegation is true.

     SECTION 31 - LICENSE. Notwithstanding the termination of the Term on February 27, 2003, Tenant hereby grants Subtenant a license to occupy the Demised Premises on February 28, 2003 free of any Rent or other charge whatsoever, provided, however that Subtenant prior to December 31, 2002 must have entered into a lease with Landlord for the Demised Premises for a term commencing March 1, 2003.

     SECTION 32 - SUBLEASE. Nothing contained in this Sublease shall be deemed to confer any right or benefit on any person or entity who is not a party to this Sublease. This Sublease is made for the sole benefit of Tenant and Subtenant, and no other person or entity is granted any right of action hereon or hereunder, it being the intent of the parties that no person or entity shall be third party beneficiary of this Sublease, including, without limitation, Landlord. It is also agreed by the parties that this agreement shall be deemed a sublease rather than assignment. It being the intent of this agreement that no payment of Rent directly to the Landlord shall create any rights of Landlord against Subtenant or under this agreement.

     SECTION 33 - WORK. Prior to the Commencement Date, Tenant hereby agrees to complete the work more particularly set forth in EXHIBIT "H".

     SECTION 34 - TENANT DEFAULT:

     a. Subject to the other provisions hereof, the occurrence of any of the following shall constitute a default of this Sublease by Tenant.

          (i) Any failure by Tenant to make any payment required to be made by Tenant under the Lease when due, when such failure continues for five (5) days after delivery of written notice of such failure by Subtenant or Landlord to Tenant and such payment is not also the responsibility of Subtenant, Subtenant not having paid the same.

          (ii) Any failure by Tenant to make any payment required to be made by Tenant to Subtenant hereunder when due, when such failure continues for fifteen (15) days after delivery of written notice of such failure by Subtenant to Tenant.

          (iii) Any failure by Tenant to perform or comply with any other provisions of the Lease to be performed or complied with by Tenant, if such failure continues for twenty (20) days after delivery of written notice of such failure by Subtenant or Landlord to Tenant, or if such failure cannot reasonably be cured within said twenty (20) days and Tenant shall not have commenced to cure such failure within such twenty (20) day period and shall not thereafter with reasonable diligence and good faith cure said default; provided, however, that the said performance or compliance is not also a responsibility of Subtenant under the Sublease which Subtenant has failed to perform or comply with.

          (iv) Any failure by Tenant to perform or comply with any other provisions of this Sublease to be performed or complied with by Tenant, if such failure continues for thirty (30) days after delivery of written notice of such failure by Subtenant to Tenant, or if such failure cannot reasonably be cured within said thirty (30) days and Tenant shall not have commenced to cure such failure within such thirty (30) day period and shall not thereafter with reasonable diligence and good faith cure said default.

          (v) Any representation or warranty of Tenant being false or misleading in any material respect when made which substantially interferes with Subtenant's ability to use the Demised Premises.

          Notwithstanding the above, with respect to a default hereunder, which is also a default under the Lease, Tenant shall have until the end of the cure period provided for above or in the Lease, whichever is shorter, in which to cure said default.

     b. If Tenant's default materially and adversely affects Subtenant's ability to utilize the Demised Premises under the Sublease and it cannot be cured by Tenant within the cure periods provided herein, Subtenant may terminate the Sublease. In addition, in the event of default by Tenant, Subtenant may cure the same at the expense of Tenant only: (i) in the case of an emergency or where such default will result in irreparable harm to Subtenant, if not cured immediately and (ii) in any other case if such default is not cured by Tenant within the applicable cure periods provided herein. All reasonable costs incurred in good faith by Subtenant in curing such default shall be reimbursable by Tenant within fifteen
          (15) days of demand.  Tenant hereby agrees to defend Subtenant
          (with counsel reasonably acceptable to Subtenant) in any action brought to evict or dispossess Subtenant from the Demised Premises based on a default by Tenant hereunder, agrees to be liable for any costs of such defense, including all costs required in any appeal, and agrees to indemnify and hold harmless Subtenant from any and all claims, judgments, damages, penalties, fines, causes, liabilities, or losses resulting from or related to Subtenant's eviction or dispossession from the Demised Premises based on such default following a final non-appealable order of eviction or dispossession from the Demised Premises.

     SECTION 35 - TERMINATION: Tenant and Subtenant acknowledge that Subtenant's structural improvements, additions and alterations to the Demises Premises must be approved by the holder of the mortgage executed by Landlord which encumbers the Demised Premises. Accordingly, Subtenant shall have the right to terminate this Sublease by written notice to Tenant in the event such mortgagee fails by its action or inactions to approve Subtenant's structural alterations, improvements and additions on or before the thirty-fifth (35th) day after such request for consent is received by such mortgagee. Subtenant must exercise its right of termination within ten (10) days of the end of said thirty-five (35) day period.

     SECTION 36 - ROOF AMENDMENT. Tenant agrees to use best efforts to negotiate an amendment to the Lease acceptable to Tenant, Landlord and Subtenant wherein Landlord would assume responsibility for the maintenance, repair and replacement of the roof of the building on the Demised Premises. In connection with the execution of an amendment to the Lease which transfers the responsibility for the maintenance, repair and replacement of the roof under the Lease to Landlord, Tenant and Subtenant agree to enter into an amendment to the Sublease reasonably acceptable to Subtenant and Tenant which will provide that for the remainder of the term of the Sublease, Landlord shall be responsible for the maintenance, repair or replacement of the roof. In no event shall any such amendments increase the obligations of Subtenant under the Sublease or under the Lease.

     SECTION 37 - GUARANTEE. As a condition to the execution of this Sublease, Tenant has required the execution and delivery of that certain Guarantee dated of even date herewith from Select Comfort Corporation.

     IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as a sealed instrument as of the day and year first above written.

                                   TENANT:

                                   BELLSOUTH TELECOMMUNICATIONS, INC.,
                                   a Georgia corporation
WITNESSES:

 /s/                               By:  /s/
----------------------------           ------------------------------

 /s/                               Its: MANAGER - REAL ESTATE
----------------------------           ------------------------------

                                   SUBTENANT:

                                   SELECT COMFORT SC CORPORATION,
                                   a Minnesota corporation

WITNESSES:

 /s/                               By:  /s/
----------------------------           ------------------------------

 /s/                               Its: TREASURER, CFO AND SECRETARY
----------------------------           ------------------------------

                                    EXHIBIT "A"

                           LEGAL DESCRIPTION OF PREMISES

          All that certain piece, parcel or tract of land, containing 31.95 acres, more or less, together with the improvements thereon, if any, situate, lying and being on the Northeastern side of the Frontage Road along Interstate Highway I-26, near the intersection of said highway with U.S. Highways No. 76 and No. 176, near Columbia, County of Richland, State of South Carolina, the said tract being more particularly described as follows:

          BEGINNING at an iron located on the Eastern right-of-way of said highway at a point where the within described property adjoins property now or formerly of Roof E. Lowman and running North 64DEG. 44' East along said property now or formerly of Roof E. Lowman for a distance of 413.10 feet to an iron;

          THEN turning and running North 67DEG. 59' East along property now or formerly of Roof E. Lowman for a distance of 1598.79 feet to a concrete monument;

          THEN turning and running South 49DEG. 17' East along property now or formerly of O.D. Lowman and R.E. Lowman for a distance of 500.00 feet to an iron;

          THEN turning and running South 55DEG. 28' West along property now or formerly of Baco, Inc. for a distance of 2048.31 feet to an "X" mark in the invert of a concrete box culvert located on the Eastern right-of-way of said Frontage Road;

          THEN turning and running North 38DEG. 24' West along said Eastern right-of-way of said Frontage Road for a distance of 866.06 feet to a concrete right-of-way marker;

          THEN turning and running North 15DEG. 49' West along said right-of-way for a distance of 33.94 feet to the point of commencement, be all measurements a little more or less; all of which is more clearly shown and delineated upon a plat of the same prepared by Belter and Associates, Surveyors and Planners, dated December 19, 1974, and recorded in the Office of the Register of Mesne Conveyance for Richland County in Plat Book X at Page 3779; this being the same property heretofore conveyed to William S. Nelson, as agent for an undisclosed principal, by Baco, Inc., by deed dated April 22, 1975, and recorded in the Office of the Register of Mesne Conveyance for Richland County, South Carolina, in Deed Book D-345 at Page 590.

                                    EXHIBIT "B"

                                   [SEE ATTACHED]

                                    EXHIBIT "C"

                               SUBTENANT IMPROVEMENTS

Offices - Remove wallcovering, repaint walls, clean or paint ceiling system, install telephone and data cables, refurbish carpeting and floor tile.

Paint - Clean concrete perimeter walls and underside of roof structure, paint wall and structural columns to 12 ft. above floor.

Add overhead light fixtures in production area of plant.

Add air compressor and overhead piping distribution system for equipment in plant.

Add 10-12 roof-top air conditioning units including roof curbs and structural angle supports over plant area.

Add overhead electrical distribution system for equipment in plant.

Remove existing fire sprinkler piping in areas to contain high pile storage and upgrade with Early Suppression - Fast Response (ESFR) fire sprinkler piping system.

Install 4 additional dock doors for Shipping and Receiving in side and rear perimeter walls adjacent to existing dock doors.

Upgrade break room in plant.

Install identification sign to front building wall.

Refurbish existing security and paging systems.

                                  EXHIBIT "D"


                             INTENTIONALLY DELETED

                                    EXHIBIT "E"


                               INTENTIONALLY DELETED

                                    EXHIBIT "F"



THE STATE OF SOUTH CAROLINA        )
                                   )
COUNTY OF RICHLAND                 )



                                  LEASE AGREEMENT

     This Agreement of lease made and entered into by and between J.L. WILLIAMS & CO., INC., referred to herein as "Landlord", 1200 Mockingbird Towers East, 1341 W. Mockingbird Lane, Dallas, Texas, 75247, and WESTERN ELECTRIC COMPANY, INCORPORATED, referred to herein as "Tenant", 222 Broadway, New York, New York, 10038.

                                    WITNESSETH:

That for and in consideration of the rents to be paid and the conditions and covenants to be performed and observed as hereinafter set forth, the Landlord hereby leases to the Tenant and the Tenant hereby takes from the Landlord certain property containing approximately 31.95 acres, located in Richland County, South Carolina, and more particularly described in Exhibit "A" attached hereto and made a part hereof, together with improvements to be built on the demised premises.

This lease shall be for a primary term of Fifteen (15) years commencing on the Commencement Date, as defined in Section 6 of Exhibit "B" annexed hereto, such Commencement Date estimated to be November 15, 1975.(*)

In the event Landlord is to construct additional improvements on the demised premises, such construction shall be performed in accordance with the Plans and Specifications to which the parties will agree as provided in Exhibit "B" attached hereto, and the primary term of this lease shall commence on the date Landlord delivers written notice to the Tenant the premises are substantially completed and ready for occupancy by Tenant as provided in Exhibit "B".

Tenant agrees to pay to Landlord during the term aforesaid a monthly rental of $20,648.25, payable on the first day of each and every month in advance during the term of this lease. Rent for a fractional month at the beginning or end of the lease term shall be prorated. All such rent shall be payable to the order of the Landlord and delivered or mailed to the Landlord at such address as the Landlord may designate in writing.

---------------
(*) In the event that Tenant takes occupancy of a portion of the premises before the Commencement Date of the lease, Tenant agrees to pay to Landlord partial rent for such use based upon the percentage of space occupied.

The lease shall be subject to the following terms, covenants and conditions:

USE OF PREMISES: The demised premises shall be used and occupied only for the purpose of:

     administration, warehousing, distribution, and any other lawful business purpose not in violation of any legally enforceable recorded restrictions upon the premises,

and not otherwise. Use of the Tenant does not permit the stacking of merchandise or materials against the walls of the building so that pressure or live load will be exerted against the walls, nor the hanging of equipment from (or otherwise loading) the roof or structural members of the building, without the express written consent of the Landlord. provided no such consent is required if the service loads specified in the Plans and Specifications outlined in Exhibit "B" hereto are not exceeded. Tenant shall at its own risk and expense obtain any and all governmental licenses and permits necessary for such use.

MAINTENANCE BY TENANT: During the term of this lease the Tenant shall, at its own expense, maintain the building and other improvements on the demised premises in good repair and condition (including all necessary replacements) including, but not limited to, regular mowing of any grass, trimming, weed removal, prompt repair of roof leaks and removal of snow from the roof of the building and the demised premises, regular removal of debris, and maintenance of the water and sewer systems servicing the building and demised premises.

Tenant shall take good care of all the property and its fixtures, including all glass, and suffer no waste. Should Tenant neglect to reasonably keep and maintain the herein demised premises, the Landlord shall have the right after thirty (30) days' written notice to Tenant and Tenant's failure during said thirty-day period to correct the condition (but not the obligation) to have said work done, and any reasonable costs therefor shall be charged to the Tenant as additional rental and paid by the Tenant with the payment of the rental next due. At the termination of this lease agreement the Tenant shall deliver the premises broom-clean in the same good order and condition as existed at the beginning date of this lease, ordinary wear and natural deterioration beyond the control of the Tenant excepted provided, however, Tenant agrees to make such repairs and replacements as may be necessary so that all air conditioning and heating equipment and all plumbing and electrical systems shall be left by Tenant in operable condition at the termination of this lease. "Broom clean" means reasonably free from all debris, dirt, rubbish and personal property of Tenant inside and outside the building and on the grounds comprising the demised premises. Tenant shall not be obligated to repair any damage caused by fire, tornado or other insured casualty. All claims of Landlord against Tenant with respect to the condition of the demised premises upon termination of the lease shall be deemed waived unless presented in writing to Tenant within 30 days after expiration or other termination of the lease.

ASSIGNMENT BY LANDLORD: Landlord shall have the right to assign its rights under this lease but Landlord shall have no such right of assignment until 3 months after the Commencement Date provided nothing herein shall prohibit Landlord's assignment of this lease as security in connection with a first mortgage loan from a financial institution or institutional lender. Such assignment shall not affect the rights of the Tenant under this lease so long as the

Tenant is not in default in the performance of its covenants under this lease and Tenant attorns to the Landlord's assignee.

ALTERATIONS, ADDITIONS AND IMPROVEMENTS:

A. Tenant may, at its own cost and expense, without Landlord's prior consent, make structural or non-structural alterations, additions and improvements to the demised premises. Except as otherwise provided in this paragraph 5, title to all alterations, additions and improvements constructed on the demised premises shall vest in Landlord and shall be deemed a part of the premises.

B. No work shall be done by Tenant pursuant to subparagraph A above or pursuant to paragraph 34 hereof unless (i) the structural integrity and market value of the premises shall not be materially lessened by reason thereof, (ii) such work shall be completed in a good and workmanlike manner in compliance with all applicable laws, rules, regulations and ordinances, and the specifications for such work shall equal or exceed the specifications for the original construction of the improvements under this lease, taking into consideration any changes in construction practices and technology which may exist at the time of the alteration or expansion, (iii) Tenant shall have procured and paid for all permits and licenses required in connection therewith, and (iv) during the period when any alteration, addition or improvement is being made, Tenant shall maintain or require its contractors to maintain the following insurance on the premises:


(i) public liability insurance insuring Landlord and Tenant and the contractor under any contract entered into by Tenant with respect to any such addition, improvement, alteration, removal or rebuilding against any liability to persons or property in any way occurring during the progress of any such addition, improvement, alteration, removal or rebuilding or in any way arising therefrom, whether injury shall be to employees or others, in the minimum amounts of $500,000.00 for each claim with respect to any one death or bodily injury, $1,000,000.00 with respect to any one occurrence, and $500,000.00 for all claims for property damage with respect to any one occurrence;

(ii) completed value builder's risk insurance for the premises during the period of construction, including building materials on the premises, covering loss or damage from fire, lightning, extended coverage perils, sprinkler leakage, vandalism and malicious mischief in an amount not less than the final cost, as estimated by Tenant, of the job during the period when construction or reconstruction is being done;

(iii) workmen's compensation insurance coverage of the contractor's full statutory liability as an employer.

C. With respect to any improvements, alterations or additions (other than items specified in subparagraph D hereof), if Landlord, within thirty (30) days after receiving written notice by Tenant that the work has been completed, informs Tenant in writing that it does not desire such improvements, alterations or additions to remain a part of the demised premises, Tenant shall, at its sole cost and expense, remove any alterations, additions, and improvements at the expiration or other termination of this lease, repair all damage caused by such removal and restore the premises to the condition they were in prior to the installation of any such alteration, addition or improvement, ordinary wear and tear excepted.

D. Tenant may, at its cost and expense, install, replace or remove any fixtures, trade fixtures, machinery, and equipment. Any such fixtures, trade fixtures, machinery, and equipment shall not become the property of Landlord (other than replacement of trade fixtures, machinery and equipment which were the property of, and were originally installed by, Landlord) and any such fixtures, trade fixtures, machinery, and equipment shall, at Tenant's cost and expense, be removed, at Tenant's option, upon expiration or termination of the lease and Tenant shall effect such removal and restore the premises to their original condition, in a good and workmanlike manner, reasonable wear and tear excepted.

E. In the event improvements are to be removed by Tenant after the expiration of the lease term, Tenant shall pay rent until such improvements are removed. Tenant's time for removal shall be extended for any delay attributable to any cause specified in Section 5 of Exhibit "B" - Force Majeure.

F. Tenant agrees to obtain the consent of Landlord's mortgagee to any structural alterations or additions to the demised premises which are required to be consented to by the mortgagee under the terms of the loan agreement and/or mortgage or deed of trust between Landlord and said mortgagee. Landlord agrees that any mortgage will provide that non-structural changes may be made without Landlord's or mortgagee's consent, provided there is compliance with subparagraph B above. If the mortgagee's consent is required for structural changes, the mortgagee will agree not to unreasonably withhold such consent and to act upon Tenant's request within thirty days after receipt thereof. Failure to so act will constitute approval. Landlord agrees to furnish Tenant with written notice of the provision of any mortgage which requires the consent of the mortgagee in regard to alterations, additions and improvements.

6. MECHANIC'S LIENS: Tenant agrees to indemnify and hold harmless Landlord of and from all liability arising out of the filing of any mechanic's lien against the demised premises by reason of any act or omission of Tenant, and Landlord at its option may, after ten (10) days' written notice to Tenant and failure of Tenant within said period to remove said lien(s) by payment, bond or otherwise, satisfy such liens and collect the amount expended from Tenant as additional rent. If in fact any mechanic's liens which are in violation of the provisions of this lease exist at the commencement of the term of this lease, then Landlord agrees to indemnify and hold harmless Tenant from any and all liabilities arising out of any and all such mechanic's liens.

7. COMPLIANCE WITH LAW: Landlord shall comply with all governmental laws, ordinances and regulations applicable to the original construction of the improvements for the uses designated by Tenant in the final specifications, and Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the demised premises enacted after the commencement of the lease or uses not included in said specifications. Each party shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon or in connection with the demised premises for which such party is responsible, all at such party's sole risk and expense.
In the event that during the term of the lease there are any additional requirements of any governmental agency, law, ordinance or regulation relating solely to the structural portions of the building that require additional improvements to the building, Landlord and Tenant agree that the cost of such structural improvements shall be pro rated between Landlord and Tenant. The portion of such cost to be paid by Tenant shall be determined by multiplying the cost of such improvements by a fraction, the numerator being the balance of the lease term and the denominator being the estimated useful life of such improvements. As and when options to extend the lease are exercised by Tenant as provided herein, Tenant shall pay an additional portion of the cost of such improvements which shall be determined by multiplying the cost of such improvements by a fraction, the numerator being the period of the option and the denominator being the estimated useful life of the improvements. The estimated useful life of the improvements shall be determined at the time the improvements are made. The cost of such improvements and whether such improvements will be made by Landlord or Tenant shall be determined in the same manner as herein provided for expansion of the leased premises. If such additional requirements relate to Tenant's particular use of the premises and not to the structural changes to the building for general use, they shall be made and paid for by Tenant.

8. ASSIGNMENT AND SUBLETTING: Provided Tenant is not in default of any of the terms, conditions or covenants contained in this lease, Tenant may, without the consent of the Landlord, assign this lease or sublet the whole or any part of the demised premises. Any such assignment or subletting shall be subject to all the terms and conditions of this lease agreement, including the provisions of paragraph 1 hereof relating to the use of the demised premises. Notwithstanding any such assignment or subletting, the Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this lease. If an "event of default", as hereinafter defined, should occur while the demised premises or any part thereof are then assigned or sublet, the Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to it by Tenant hereunder. No direct collection by the Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder.

As a condition precedent to such subletting or assignment, the Tenant agrees to:
(a) give the Landlord immediate written notice of such assignment or subletting; and (b) furnish the Landlord with an executed copy of such assignment or sublease at the time such instrument is executed.

9.    FIRE AND CASUALTY DAMAGE:

A. In case of fire or other casualty, Tenant shall give immediate notice to Landlord. If the premises shall be partially damaged by fire, the elements or other casualty, but not so as to render the premises partially or wholly untenantable, Landlord shall restore the same and Tenant's obligation to pay rent shall continue.

B. If the premises be so extensively and substantially damaged as to render them untenantable in whole or in part (but such damage is not as extensive as specified in subparagraph C hereof), then the rent shall cease or be diminished partially in the case of a partial untenantability, until such time as the premises shall be made tenantable by Landlord.

C. If the premises are rendered wholly or substantially destroyed so as to require practically a rebuilding thereof, Landlord shall give written notice to Tenant within thirty (30) days after the damage either (i) declaring this lease null and void in which event this lease shall terminate and the rent shall be abated from the date of destruction, provided Landlord shall only have such option if the damage occurs on or after the fifth (5th) anniversary date of the lease, or (ii) informing Tenant that it shall restore the demised premises and furnishing a certificate from Landlord's architect as to whether (a) the premises can be restored within one hundred eighty (180) days from the date of the damage or whether (b) the premises cannot be restored within such time period. If the Landlord notifies Tenant under clause (ii)(a) above, this lease shall continue in effect, Landlord shall restore the premises and the rent shall continue abated until such time as the premises are tenantable. If Landlord gives the notification under clause (ii)(b) above, Tenant may, within fifteen
(15) days after such occurrence, elect to terminate this lease by giving written notice to Landlord, in which case the lease shall terminate and the rent shall be paid up to the time of the damage. If the Tenant does not make this election within such fifteen (15) day period, this lease shall continue, Landlord shall restore the premises and the rent shall continue abated until the premises are tenantable.

D. If Landlord, having given the notification under clause C(ii)(a) above, fails to remake the premises substantially tenantable within two hundred ten
(210) days from the date of the damage, Tenant may give Landlord written notice canceling this lease twenty (20) days thereafter if said improvements are not completed prior to the expiration of the twenty (20) days specified in such notice. Such period shall be extended for a period equivalent to the time lost attributable to any cause listed in Section 5 of Exhibit "B" - Force Majeure, but no extension shall be granted unless Landlord gives Tenant written notice of such event within three (3) business days after such event commences. In the event the premises are not made substantially tenantable on or prior to two hundred eighty-five (285) days from the date of the damage, without regard to whether such situation results from Force Majeure or any other cause, Tenant may give Landlord written notice canceling this lease twenty (20) days thereafter if said improvements are not completed prior to the expiration of the twenty (20) days specified in such notice. In lieu of terminating the lease as provided in this paragraph 9D, Tenant may elect within twenty (20) days after Landlord fails to remake the premises within the two hundred ten (210) days specified herein (as such time may be extended because of the operation of Force Majeure) to restore the premises itself at Landlord's cost and expense, for which Landlord shall reimburse Tenant, or, if Landlord fails to do so, Tenant may resort to its remedies under paragraph 37C of this lease. If Tenant does not elect either to terminate this lease or to restore the premises itself within such twenty (20) day period, this lease shall continue, Landlord shall complete its restoration of the premises, and the rent shall continue abated until the premises are tenantable.

E. In the event the damages as such as to make the premises partially untenantable, Tenant shall pay only a pro rata portion of the total monthly rent as shall be equitable in view of the portion of the premises remaining tenantable, until such time as the premises shall be repaired and wholly tenantable.

F. Whenever Landlord must repair, restore or make the premises tenantable under this section, such work shall be done as speedily as possible and the premises shall be made tenantable and restored to at least as good a condition as existed prior to the casualty in accordance with the applicable sections of Exhibit "B".

G. If this lease is terminated under Clause C of this paragraph 9, then the Tenant may, within twenty (20) days after the termination of the lease, give written notice to Landlord that it elects to pay Landlord an amount equal to the Landlord's Amount provided on Exhibit "C" (the "Landlord's Amount") for the pro rated portion of the applicable lease year, provided that Tenant's obligation to pay Landlord's Amount shall be released to the extent of any insurance proceeds received subject to such Landlord's Amount created under paragraph 16 hereof, on or after the fifth (5th) anniversary date of this lease, when Tenant may, within twenty (20) days after the termination of the lease, give written notice to Landlord that it elects to pay Landlord an amount equal to the Landlord's Amount provided on Exhibit "C" for the pro rata portion of the applicable lease year. Upon such election and the making of all required payments by Tenant to Landlord, the said premises, or the untaken portion thereof, shall be conveyed to Tenant. In addition, Landlord shall assign or pay over to Tenant all of the Landlord's award or all of Landlord's right, title and interest in any uncollected award for the taking attributable to said premises and the improvements. If Tenant does not make the election specified herein, or if this lease is terminated under paragraph 10A hereof prior to the fifth (5th) anniversary date of this lease, all of Tenant's options to purchase the premises shall automatically terminate, all of the damages shall belong to Landlord, and paragraph 10C hereof will apply. Upon Landlord's request Tenant will furnish written confirmation that it has not made the election specified in this paragraph 10E, and retained by Landlord or its mortgagee. Upon the payment by Tenant of all sums due and owing, this lease shall expire as fully as if it were the date herein fixed for the expiration of the term. In such event the unrestored premises, together with the balance of all insurance proceeds, net of any such proceeds applied to reduce Landlord's Amount, as above provided, will be conveyed to and become the property of Tenant without further payment by Tenant, and thereafter neither party shall have any further obligation to the other hereunder or under Tenant's options to purchase said property.

H. Landlord and Tenant agree that Landlord shall carry, throughout the term of the lease, rent insurance which will provide for the payment of rent to Landlord for the time that the premises are untenantable by reason of any loss or damage occurring under the provisions of this paragraph relating to fire or casualty damage and that the cost of such insurance shall be paid one-half (1/2) by Landlord and one-half (1/2) by Tenant, Landlord to obtain such insurance and to bill Tenant for one-half (1/2) of such cost, furnishing to Tenant at the time of such billing written evidence of such cost from the insurance carrier or its agent.

10.   CONDEMNATION:

A. If, during the term of this lease, or any extension or renewal thereof, all or a substantial part of the demised premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective as of the date when the physical taking of said premises shall occur. Substantial part, as used herein, means that the remainder cannot be reconstructed or restored to make the remainder reasonably tenantable and suitable for the Tenant's business needs.

B. If less than a substantial part of the demised premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or should be sold to the condemning authority under the threat of condemnation, this lease shall not terminate but Landlord shall, at its sole expense, restore and reconstruct the building and other improvements situated on the demised premises, provided such restoration and reconstruction shall make the same reasonably tenantable and suitable for the uses for which the premises are leased as defined in paragraph 1 hereof. The rent payable hereunder during the unexpired portion of this lease shall be adjusted to such extent as is fair and reasonable under the circumstances.

C. All damages awarded for any such taking under the power of eminent domain, whether for the whole or part of the demised premises, shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold, or for the fee of the demised premises; provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property or for damages for cessation or interruption of Tenant's business, to the extent such cessation or interruption damages are awarded exclusive of and separate and apart from damages for diminution in value of the leasehold.

D. Any damages awarded to Landlord for a taking under paragraph 10B hereof shall automatically reduce by the same amount the option price to Tenant specified in the Option Agreement of even date herewith between Landlord and Tenant and shall also reduce by an equivalent amount the Landlord's Amount specified in Exhibit "C" hereof.


11. HOLD HARMLESS: Landlord shall not be liable to the Tenant or Tenant's employees, agents or invitees, or to any other person whomsoever, for any injury to person or damage to property on or about the demised premises caused by the negligence or misconduct of the Tenant, its agents or employees, or by reason of said building becoming out of repair or by Tenant failing to perform any other covenant required of the Tenant; and the Tenant agrees to indemnify Landlord and hold it harmless from any loss, expense or claims (including reasonable attorneys' fees) arising out of any such damage or injury, and to insure such indemnity the Tenant agrees, at its own cost and expense, to keep the demised premises insured under a public liability policy against claims for property damage with limits of $100,000 for any one occurrence and personal bodily injury (including wrongful death) with limits of $100,000 for any one person and $300,000 for any one accident. Upon Landlord's request, the Tenant shall furnish to Landlord written proof as to the required insurance.

12. QUIET ENJOYMENT AND SUBORDINATION: Landlord covenants, represents and warrants that it has full right and power to execute and perform this lease and to grant the estate demised herein, and that Tenant, upon payment of the rents herein reserved, and performance of the terms, conditions, covenants and agreements herein contained, shall peaceably and quietly have, hold and enjoy the demised premises during the full term of this lease and any extension or renewal thereof; provided, however, that Tenant accepts this lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing upon the demised premises.

Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest hereunder to any mortgage, deed of trust or other lien now existing or hereafter placed on the demised premises, and Tenant agrees upon demand to execute such further instruments subordinating this lease as Landlord may request, provided such subordination shall be upon the express condition that this lease shall be recognized by the mortgagee and that all of the rights of the Tenant including Tenant's options to renew the lease and to purchase the demised premises shall remain in full force and effect during the full term of this lease on condition that the Tenant attorn to the mortgagee, its successors and assigns, and perform all of the covenants and conditions required by the terms of this lease. In the event of foreclosure or any enforcement of any such mortgage, the rights of the Tenant hereunder shall expressly survive and this lease shall in all respects continue in full force and effect; provided, however, that the Tenant shall fully perform all its obligations hereunder and attorn to the purchaser.

All of the Landlord's personal liability under this lease shall terminate upon conveyance of the property, provided Landlord (J.L. Williams & Co., Inc.) has completed the construction of the improvements in accordance with Exhibit "B" and the purchaser has sufficient financial net worth, in Tenant's opinion, to discharge the obligations of the Landlord, and the purchaser assumes Landlord's obligations hereunder. Such a sale will not relieve J.L. Williams & Co., Inc. of its responsibility for any uncorrected details existing at the time of the conveyance or the warranties of J.L. Williams & Co., Inc. under the terms of the lease. provided that the obligations of the Landlord under this lease are covenants running with the land and shall be binding upon the purchaser of Landlord's interest in the demised premises.

13. WAIVER. No waiver by the parties hereto of any default or breach of any term, covenant, condition, agreement, provision or stipulation herein contained shall be treated as a waiver of any subsequent default or breach of the same or any other term, condition, covenant, agreement, provision or stipulation hereof.

14. SIGNS: Tenant shall have the right of erecting signs in good taste on the exterior walls of the building only, subject to all applicable laws, deed restrictions and regulations. No signs or other objects shall be erected which are attached to the roof of the building, and no signs shall be attached to the building at right angles suspended by guy wires, but shall be attached flush to the building in a safe and secure manner, and not on the canopy. All such signs erected shall advertise the Tenant's business only and no revenue-producing advertising shall be erected on the demised premises without the specific written permission of the Landlord. Tenant shall not paint any signs directly on the walls of the building or otherwise deface, damage or overload the building. Tenant shall remove all signs at the termination of this lease, at Tenant's sole risk and expense, and shall in a workmanlike manner properly repair any damage and close any holes caused by removal of the Tenant's signs. Anything in this paragraph 14 to the contrary notwithstanding, Tenant shall have the right, without the consent of Landlord, to erect signs on the exterior walls of the building or on the grounds, similar to other Western Electric or Bell System signs, provided the same are in accordance with applicable laws, deed restrictions and regulations.

16. REAL ESTATE TAXES. Tenant agrees to pay before they become delinquent all real estate taxes and special assessments lawfully levied or assessed against the demised premises; provided, however, Tenant may, at its expense, contest and dispute the taxes?, and in such case the disputed item need not be paid until finally adjudged to be valid. In the event of such contest the Tenant may make such contest in the name of the Landlord. Taxes for the beginning and ending years of the lease term shall be prorated, in the event Tenant fails to pay such taxes when due, then Landlord may, at its option, pay the same and collect the amount expended from Tenant as additional rent. In the event that during the term of this lease or any renewal or extension thereof any taxes or other charges shall be levied or assessed against said property in lieu of or as a substitute for all or a part of the ad valorem taxes upon the leased premises and improvements situated thereon, then for the purposes of this lease such levy and assessment shall be treated the same as real estate taxes and shall be the responsibility of the party who would be required to pay such charges and assessment had such charges and assessment been a part of the ad valorem taxes on the leased premises. In the event that substitute taxes or assessment are included in the income taxes of the landlord, then the amount of such taxes to be paid by the Tenant shall be limited to so much of such tax as the Landlord would be obligated to pay in case it derived no income from any source other than the real estate hereby demised.

17. UTILITIES SERVICES: Landlord shall provide the _________ utility service connections into the demised premises as required in the plans and specifications? and shall pay the initial connection charges for such utilities. Tenant shall pay all other costs for utility services, including all charges for gas, water and electricity used on the demised premises and all electric light lamps or tubes.

18.   INSURANCE:

A. Tenant shall not permit the demised premises to be used for any operation deemed extra hazardous on account of fire or otherwise.

B. Any insurance which may be carried by Landlord or Tenant against loss or damage to the building and other improvements situated on the demised premises shall be carried for the benefit of the Landlord to the extent of loss or damage to the building or improvements owned by the Landlord and for the benefit of the Tenant to the extent of loss or damage to improvements owned by the Tenant, and the proceeds of such insurance shall be under the control of the party for whom such insurance is carried.

C. Tenant agrees that throughout the term of this lease it will, at Tenant's cost, keep all buildings and improvements situated on the demised premises insured against fire and extended coverage perils, including malicious mischief and vandalism and against all losses incident to any sprinkler system installed in the premises to the extent of the full insurable value of said buildings and improvements with Replacement Cost Endorsement. Such insurance shall be with insurance companies acceptable to the Landlord. Tenant agrees to furnish, on the date of the commencement of the lease term, Landlord with a copy of the insurance policy for such insurance or a certificate as to such insurance from the insurance company, which shall name the Landlord and the Landlord's mortgagee (if requested by Landlord, as their interests may appear) and shall furnish such additional policies as may be necessary to keep such insurance in continuous force and effect during the lease term. Tenant agrees that all proceeds of insurance on the demised premises shall be paid directly to the Landlord and the Landlord's mortgagee. Tenant acknowledges the right of the Landlord to assign the insurance proceeds to the Landlord's mortgagee in connection with any mortgage indebtedness on the premises provided that Landlord agrees that any mortgage it obtains on the premises will require the mortgagee to make available to Landlord the insurance proceeds for the purpose of reconstructing or rebuilding the premises, subject to such reasonable time requirements and other conditions which the mortgagee may reasonably require. Should Tenant fail to furnish such insurance, then the Landlord may, at its option, supply such insurance and recover the amount expended from the Tenant as additional rent.

19. WAIVER OF SUBROGATION. Each party hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the term of this lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the premises leased to the Tenant hereunder, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

20. HOLDING OVER: Should Tenant, or any of its successors in interest, hold over the herein demised premises, or any part thereof, after the expiration of the term of this lease, unless otherwise agreed in writing, such holding-over shall constitute and be construed as tenancy from month-to-month only at a monthly rental equal to the rent paid for the last month of the term of this lease. Tenant shall pay rent until such alterations and corrections as are required to be made by the Tenant are made and until such additions and improvements as Tenant is entitled to remove have been removed.

21. DEFAULT BY TENANT: The following events shall be deemed to be events of default by Tenant under this lease:

A. Tenant shall fail to pay any installment of rent on the date the same is due and such failure continues for a period of ten (10) days after Tenant receives written notice thereof in which event Tenant shall pay as additional rental an amount equal to ten per cent (10%) of the amount of rent in default. The penalty in this subparagraph A shall not apply as long as Western Electric Company, Incorporated is in possession of the premises.

B. Tenant shall fail to comply with any material term, provision or covenant of this lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant or if such failure cannot reasonably be cured within the said thirty (30) days and Tenant shall not have commenced to cure such failure within such
(30) day period and shall not thereafter with reasonable diligence and good faith cure such failure.

C. Tenant shall become insolvent, or shall make a transfer in fraud of its creditors, or shall make an assignment for the benefit of its creditors or its interest is levied on by execution or other legal process.

D. Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

      Upon the occurrence of any of such events of default, the Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

      (1) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon or take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which the Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

      (2) Enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and mature the rental payments for the balance of the lease term, and relet the premises and receive the rent thereof; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

      (3) Enter upon the leased premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise, provided Landlord acts reasonably.

      (4) Correct such default and recover the amounts expended from the Tenant as additional rent.

      (5) Enter upon and take custodial possession of the leased premises, maintaining the same, and use reasonable efforts to relet the premises for the balance of the lease term without thereby causing a termination or anticipatory breach of the lease and Tenant agrees to pay the Landlord the full amount of the rental, specified in the lease during the time that the premises are vacant, and in addition thereto to pay the Landlord for any deficiency by reason of reletting of the premises for less than the rental specified in the lease agreement.

      Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver or any rent due to Landlord hereunder or any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Failure by Landlord to enforce one or more of the remedies herein provided upon an event of a default shall not be deemed or construed to constitute a waiver of such default, or of any other violation or breach of any of the terms, provisions and covenants herein contained.

      If, on account of any breach or default by Tenant of the terms, covenants and conditions of this lease, Landlord employs an attorney to enforce Landlord's rights or remedies hereunder, Tenant shall be liable for any reasonable attorney's fees incurred by Landlord.

23. LANDLORD'S RIGHT OF ENTRY: As long as there is no unreasonable interference with Tenant's business, Landlord and its authorized agents shall have the right to enter the demised premises during normal working hours for the following purposes: (a) inspecting the general condition and state of repair of the premises; (b) making repairs required of Landlord; (c) showing the premises to any prospective tenant or purchaser; (d) showing the premises for lease if the Tenant shall not have renewed or extended this lease; or (e) showing the building for any other legal or reasonable purpose. If Tenant shall not have renewed or extended this lease prior to the final one hundred twenty (120) day period of the lease term, the Landlord and its authorized agents shall have the right to erect on or about the demised premises a customary sign advertising the property for lease or for sale.

24. NOTICES AND LEGAL ADDRESSES: Each provision of this instrument or any applicable governmental laws, regulations, ordinances and any other requirements with reference to the mailing, sending or delivery of any notice or with reference to the making of any payment by Tenant to Landlord shall be considered complied with when and if the following steps are taken:

          A. All rent and other payments required to be made by the Tenant to the Landlord hereunder shall be payable to the Landlord at Landlord's address set forth hereinbelow, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

          B. Any notice or document required or permitted to be delivered hereunder by Landlord or Tenant shall be deemed to be delivered when same is deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties hereto at their respective addresses.

25. PRIOR AGREEMENTS, AMENDMENTS: This agreement supersedes all prior agreements and understandings, whether oral or written, and all contemporaneous oral agreements and understandings relating to the demised premises. No agreement hereafter made shall be effective to change, modify, discharge or effect an abandonment of this lease, in whole or in part, unless such agreement is in writing and signed by or on behalf of the party against whom enforcement of the change, modification, discharge or abandonment is sought.

26. SUCCESSORS: All of the terms, covenants and conditions contained in this lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective successors in interest and legal representatives, except as otherwise herein expressly provided. All of the rights, powers, privileges, immunities and duties of Landlord under this lease, including, but not limited to, any notices required or permitted to be delivered by Landlord to Tenant hereunder, may at Landlord's option be exercised or performed by Landlord's agent or attorney.

27. CAPTIONS OR HEADINGS: The captions or headings of the paragraphs in this agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing the provisions hereof if any question of intent should arise.

28. SHORT FORM LEASE AND ESTOPPEL: Tenant and Landlord agree at any time, on request of the other party, to execute a short form of this lease in form permitting its recording which shall include appropriate references to the options to extend the lease term and to purchase the demised premises.

      Tenant agrees that from time to time, upon not less than ten (10) days' prior written request by Landlord, it will deliver to Landlord a statement in writing certifying that:

      (a) The lease is unmodified and in full force and effect (or if there have been modifications, that the lease as modified is in full force and effect).

      (b) The dates to which rent and other charges have been paid.

      (c) Tenant has no knowledge of a default of Landlord under any provision of the lease or if in default the nature thereof in detail.

      (d) If requested by Landlord, it will not pay rent for more than one month in advance and that such lease will not be amended without notice to the Landlord's mortgagee and that same will not be terminated without the same notice required by the lease to be furnished to the Landlord also furnished to the Landlord's mortgagee.

28a. The parties have executed a separate document granting Tenant certain options to purchase the premises and the provisions of such document are an integral part of this lease.

29. CONSENT: Landlord and Tenant agree that whenever consent or approval is required of either of them under the terms of this lease, such consent or approval will not be unreasonably withheld.

30. ATTORNEY'S FEES: In the event either party defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this lease and the other party places the enforcement of this lease, or any portion thereof, or the collection of any rent or charge due, or to become due, or the recovery of the possession of the premises, in the hands of attorneys, or files suit upon the same, the unsuccessful party agrees to pay the reasonable attorneys' fees of the prevailing party.

31. BROKERAGE FEES: In connection with the negotiation and execution of this lease agreement, J.L. Williams & Co., Inc. hereby represents (i) that no brokers' commissions are payable as the result of this transaction, (ii) that no brokerage commission or fee has been or will be paid to any individual, firm, brokerage company or agency, and (iii) that no amount of money has been or will be offered or paid, directly or indirectly, to any individual, firm, agency, or company as a brokerage fee, commission, finder's fee, or otherwise in regard to this transaction.

32. PARTIES: Wherever in this lease the name Western Electric Company, Incorporated is used, it shall mean Western Electric Company, Incorporated, any parent, affiliate, subsidiary, or any member of the Bell System.

33.   RENEWAL OPTION:

      A. If Western Electric Company, Incorporated is not in possession of the leased premises at the time of giving notice and at the time of the commencement of the term for which the option is exercised, and provided the Tenant is not in default of any term, condition or covenant contained in this lease and has not assigned or sublet the leased premises, the Tenant shall have the option of renewing this lease for 5 additional terms of one (1) year each on the same terms and conditions as provided herein, save and except that $20,648.25 (the monthly rental during the primary term), which shall be the base rental; provided, however, in no event shall the rental during a renewal period be less than the rental during the primary term. The rental for such month during the renewal lease term shall be determined by dividing the base rental (the numerator) by the index number (denominator) for the last day for which computation has been made in the column "All Items" in the table "Consumer's Price Index - U.S. Average, All Items and Commodity Groups," published monthly in the "Monthly Labor Review" of the Bureau of Labor Statistics for the United States Department of Labor in the issue of said "Monthly Labor Review" for the first month of the 15th year of the primary lease term, and subsequently multiplying that amount (quotient) by the index number for the last month of the last year of the primary lease term. The product shall be the monthly rental during the renewal period. In the event that the Bureau of Labor Statistics shall change the base period, now 1967, the new index numbers shall be substituted for the old index numbers in making the above computation. Said monthly payments of rental shall be paid in advance on the same day of each month as rent was payable during the primary term of this lease.

      If the Tenant is granted more than one renewal, then the rental for the second and subsequent renewal terms shall be determined for each of such renewal terms by dividing the base rental (the numerator) by the index number (denominator) for the last day for which computation has been made in the column "All Items" in the table "Consumer's Price Index - U.S. Average, All Items and Commodity Groups," published monthly in the "Monthly Labor Review" of the Bureau of Labor Statistics for the United States Department of Labor in the issue of said "Monthly Labor Review" for the first month of the 15th year of the primary lease term, and subsequently multiplying that amount (quotient) by the index number for the last month of the last year of the previous renewal lease term.

      In the Event of Discontinuation of Cost of Living Index: The above mentioned cost of living index has been published continuously since 1913, and the parties believe it improbable that same will be discontinued during the term of this lease. It is agreed, however, that in the event the Consumer's Price Index of the United States Bureau of Labor Statistics is discontinued, the parties shall accept comparable statistics on the purchasing power of the consumer's dollar as published at the time of said discontinuance by a responsible financial periodical or recognized authority to be then chosen by the parties. In the event the parties cannot agree upon a financial periodical as the source of said comparable statistics after attempting for ten (10) days to reach such an agreement, said periodical shall be chosen by arbitration. Each of the parties shall choose one arbitrator and said two arbitrators shall choose a third. The arbitrators shall be approved reputable bankers in the community in which the premises are located and shall be competent and impartial and of good moral and business reputation. They shall be directed to deliver a report in writing, signed by each of them, within twenty (20) days. The decision of any two of said arbitrators shall be binding. The expenses of arbitration shall be borne equally by the parties and the report of the arbitrators shall be binding upon the Landlord and the Tenant.

      Notice of the exercise of such option shall be given by Tenant to Landlord in writing not later than 120 days prior to expiration of the primary term hereof or any prior renewal term hereof.

      B. Provided Western Electric Company, Incorporated is in possession of the leased premises at the time of the commencement of the term for which the options hereinafter provided are exercised and is not in default of any term, condition or covenant contained in the lease, Western Electric Company, Incorporated shall have the option of renewing this lease for five (5) additional terms of one (1) year each on the same terms, conditions and rental as provided for in the original term of this lease. Notice of the exercise of such option shall be given by Tenant to Landlord as provided in A above.

34. EXPANSION OPTIONS: Provided Western Electric Company, Incorporated is the tenant in possession of the premises, then at any time during the term hereof, prior to two (2) years before the expiration thereof, and during any extension of the term by Tenant, Tenant shall have an unlimited number of expansion options for improvements. For the purpose of this paragraph 34 "expansion" shall be deemed to occur only if Tenant desires to increase the gross square feet of building space located on the premises by 15,000 square feet or more. Any work not included within such definition shall be deemed an alteration, addition or improvement pursuant to paragraph 5 hereof.

If Tenant seeks to expand the improvements as provided above, Tenant will deliver to Landlord a written request for a bid for such expansion work and upon receiving such written request by Tenant and after submission by Tenant to Landlord of plans and specifications, Landlord will submit a lump-sum bid to Tenant which will be good for a period of thirty (30) days.

In the event Tenant does not accept such lump-sum bid, Landlord shall obtain bids from three (3) other contractors acceptable to Tenant and qualified to perform the construction work for the expansion and Landlord shall submit a revised bid. If one or more of those bids from other contractors, plus ten percent (10%) of such bid to be added by Landlord, is lower than the revised bid submitted by Landlord, Landlord shall have the option to contract with such (lowest bid) contractor or to perform the expansion work at such lowest bid plus ten percent (10%) thereof. If Landlord's revised bid is less than the lowest bid of any of the other contractors, after adding ten percent (10%) to the amount of such other contractor's bid, then Landlord shall perform the expansion work at the amount of Landlord's revised bid. Landlord may refuse to perform the expansion work at the lowest bid plus ten percent (10%) thereof, and in such event Tenant shall have the right to have such work performed by such lowest bidder without any compensation pursuant to this paragraph 34 to Landlord. Tenant reserves the right to refuse to accept any of such bids and in such event the expansion will not occur.

The cost of any expansion work performed by Landlord shall be paid on a monthly basis by Tenant as the work is performed, less a retainage of ten percent (10%) which shall be paid thirty (30) days after completion of the work certified by Landlord's architect.

In the event that J.L. Williams & Co., Inc. is no longer Landlord, Tenant shall have the right to perform expansion work with a contractor of its own choosing, provided only that the landlord then in possession of the premises shall be afforded an opportunity to bid, which bid or bids may be rejected by Tenant in its sole discretion.

Any expansion work shall be in accordance with the standards set forth in paragraph 5B relating to alterations, additions and improvements, and shall be deemed an alteration, addition or improvement subject to the provisions of said paragraph 5.

35. PURCHASE OF LAND: Landlord agrees to purchase from Tenant the property described in Exhibit "A" and will pay Tenant therefor the sum of $575,000.00, or such other amount as may be certified to by Tenant as being its total cost, including commissions, attorneys' fees, closing costs and other expenses in acquiring the property; provided, however, that to the extent that such costs may vary from $575,000.00, such difference in land cost shall be used in determining the rent as provided in Exhibit "B", Section 10(b). Closing of said purchase of said property shall occur within seven (7) days following the execution of the lease. Tenant agrees to assign to Landlord the obligations relating to the installation of the water line which Tenant acquired in connection with its purchase of said property. Landlord and Tenant agree to cooperate in regard to the acquisition of the title to said property so as to minimize the expense and avoid the unnecessary duplication of title insurance policies and documentary or transfer stamps. Landlord agrees to accept conveyance of said property subject to the conditions of title affecting the title set forth on the attached binder as Exhibit "D" to this lease; otherwise free and clear of all liens and encumbrances.

36.   LIMITATION OF MORTGAGE AMOUNTS:

A. Landlord will limit the aggregate outstanding principal amount of indebtedness form time to time outstanding and secured by one or more mortgages covering the premises or any portion thereof in the following amounts:

One hundred per cent (100%) of $2,679,000 at the end of the 60th month

Ninety-five per cent (95%) of $2,562,000 at the end of the 120th month

Ninety per cent (90%) of $2,374,000 at the end of the 180th month.

This lease shall not be subject and subordinate to, and Tenant shall not be obligated to subordinate this lease to, any mortgages to the extent the same secure indebtedness exceeding such amounts. For purposes of this paragraph, the aggregate outstanding principal amount of indebtedness shall be computed upon the assumption that all principal and interest payments to be made by the mortgagor pursuant to its amortization schedule have been made, regardless of whether or not the mortgagor has in fact made such payments.

B. Landlord agrees that the aggregate amount of all monthly payments under any permanent mortgage or mortgages to which this lease shall be subordinate shall not exceed the monthly rental payments provided for in this lease.

37.   TENANT'S REMEDIES:

A. Landlord shall use its best efforts to obtain a provision in any mortgage which may hereafter be placed on or against the premises that the Mortgagee shall give the Tenant written notice of any default under said mortgage and twenty (20) days within which to cure said default. If Landlord is not able, in spite of its best efforts, to obtain agreement from its Mortgagee to the above provision, Landlord agrees to furnish Tenant appropriate evidence that it has made all payments and performed all obligations required under the mortgage within ten (10) days after such payments or obligations are required. "Best efforts", as used herein, does not require the Landlord to pay additional interest or other additional amounts.

B. In the event of a default by the Landlord in any of the payments due under any mortgage to which this lease may be subordinated, the Tenant, upon ten (10) days' written notice to the Landlord, sent by registered or certified mail, shall, if such default is not cured, have the right to cure the same by applying thereto on behalf of the Landlord such rental payments as may thereafter come due, and when so applied, said rental payments shall be considered as having been duly made to Landlord.

C. Landlord agrees that upon its failure to perform its obligations hereunder, Tenant may, after giving not less than twenty (20) days' written notice to Landlord and any first mortgagee of which it has actual knowledge, take any reasonable steps to cure such failure and deduct any amounts so expended from the monthly rentals subsequently accruing.

      EXECUTED this 12th day of June, 1975.

                              LANDLORD
                              J. L. Williams & Co., Inc.

Attest:


 /s/                          By  /s/ J.L. Williams
---------------------------      ----------------------------------
Assistant Secretary           Title:  Chairman-Executive Committee

                              1200 Mockingbird Towers East
                              1341 West Mockingbird Lane
                              Dallas, Texas  75247

                              TENANT
                              Western Electric Company, Incorporated

Attest:


 /s/                          By  /s/
---------------------------      ----------------------------------
Assistant Secretary           Title:  Executive Vice President

                              222 Broadway
                              New York, New York 10038
                              Attention:  General Manager - Plant
                              Design and Construction

THE STATE OF TEXAS  )
                    )
COUNTY OF DALLAS    )

      BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared J. L. Williams, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said J. L. Williams & Co., Inc., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

      GIVEN UNDER MY HAND and seal of office this 2nd day of June, 1975.

                                              /s/
                                             ----------------------------
                                             Notary Public in and for
                                             Dallas County, Texas

My commission expires
June 1, 1977.



THE STATE OF NEW YORK

COUNTY OF NEW YORK

      BEFORE ME, the undersigned a Notary Public in and for said County and State, on this day personally appeared R.F. Fick, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Western Electric Company, Incorporated, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

      GIVEN UNDER MY HAND and seal of office this 12th day of June, 1975.

                                              /s/
                                             ----------------------------
                                             Notary Public in and for


My commission expires

----------------------------

                                    EXHIBIT "A"

      All that certain piece, parcel or tract of land, containing 31.95 acres, more or less, together with the improvements thereon, if any, situate, lying and being on the Northeastern side of the Frontage Road along Interstate Highway I-26, near the intersection of said highway with U.S. Highways No. 76 and No. 176, near Columbia, County of Richland, State of South Carolina, the said tract being more particularly described as follows:

      BEGINNING at an iron located on the Eastern right-of-way of said highway at a point where the within described property adjoins property now or formerly of Roof E. Lowman and running North 64DEG. 44' East along said property now or formerly of Roof E. Lowman for a distance of 413.10 feet to an iron;

      THEN turning and running North 67DEG. 59' East along property now or formerly of Roof E. Lowman for a distance of 1598.79 feet to a concrete monument;

      THEN turning and running South 49DEG. 17' East along property now or formerly of O. D. Lowman and R. E. Lowman for a distance of 500.00 feet to an iron;

      THEN turning and running South 55DEG. 28' West along property now or formerly of Baco, Inc. for a distance of 2048.31 feet to an "X" mark in the invert of a concrete box culvert located on the Eastern right-of-way of said Frontage Road;

      THEN turning and running North 38DEG. 24' West along said Eastern right-of-way of said Frontage Road for a distance of 866.06 feet to a concrete right-of-way marker;

      THEN turning and running North 15DEG. 49' West along said right-of-way for a distance of 33.94 feet to the point of commencement, be all measurements a little more or less; all of which is more clearly shown and delineated upon a plat of the same prepared by Belter and Associates, Surveyors and Planners, dated December 19, 1974, and recorded in the Office of the Register of Mesne Conveyance for Richland County in Plat Book X at Page 3779; this being the same property heretofore conveyed to William S. Nelson, as agent for an undisclosed principal, by Baco, Inc., by deed dated April 22, 1975, and recorded in the Office of the Register of Mesne Conveyance for Richland County, South Carolina, in Deed Book D-345 at Page 590.

                                     EXHIBIT "B"

                  CONSTRUCTION OF BUILDING AND OTHER IMPROVEMENTS

      SECTION 1. PLANS AND SPECIFICATIONS. Landlord shall, at its sole cost and expense, construct and complete all the improvements, in accordance with final plans and specifications to be prepared from the preliminary plans and specifications prepared by Tenant prior to the execution of this lease, consisting of Floor Plan of Building, Drawing A-6925, referred to as "Facility Plan," Topographical Map, Plat Plan, and Western Electric Design Criteria for Columbia Distribution Center, Spec: CA-DC-2375, Issue February, 1975. Such items are hereinafter referred to as the "Preliminary Plans and Specifications" and are annexed hereto as Exhibit "B-1."

      SECTION 2.  PREPARATION OF PLANS AND SPECIFICATIONS.

      (a) Landlord's architect shall submit the proposed final plans and specifications referred to in Section 1 hereof to Tenant within twenty (20) days after the execution of this lease. Within ten (10) business days(1) after actual receipt by Tenant's Representative (as hereinafter defined) or his designee of the Plans and Specifications submitted by Landlord, Tenant shall review same and advise Landlord of any aspect of the submitted plans and specifications which do not comply with the Preliminary Plans and Specifications described on Exhibit "B-1." If Tenant does not so advise Landlord within such ten (10) day period, Tenant shall be deemed to have approved such submitted plans and specifications, subject only to the coordination of such part of the plans and specifications with portions thereof yet to be completed. Promptly following delivery by Tenant to Landlord of its comments on the submitted plans and specifications, the parties shall agree on and initial the final plans and specification (which final plans and specifications are hereinafter called "Plans and Specifications").

      (b) After the Plans and Specifications are approved, in the event of any discrepancy between the shop drawings (which conform to the Plans and Specifications) or the plans on the one hand and the specifications on the other, or in the event that any provision in the specifications shall not be reflected in such shop drawings or the plans, or vice versa, Tenant's Representative shall decide whether the specifications on the one hand or the plans or such shop drawings on the other shall govern. In the absence of a decision by Tenant's Representative, the specifications shall govern and control with respect to the obligations of Landlord hereunder.

      (c) In the event the Plans and Specifications do not specifically define the quality of equipment to be installed or material to be used, Tenant's Representative shall approve such items before they are incorporated in Landlord's work. If Landlord proposes to substitute equipment or materials other than called for by the Plans and Specifications, Tenant's Representative must approve same, and if an aggregate reduction of Landlord's cost is achieved, Tenant shall at its option be entitled to a credit on its rent (in accordance with Section 10(b)

----------------
(1) As used in this Exhibit "B," a "day" shall be deemed a calendar day and a "business day" shall be a day in which the location where Tenant's Plant Design and Construction Division is situated is open for a full day.

hereof), or a credit against its Change Orders, for the difference between the value of that specified and that substituted.

      SECTION 3. CONSTRUCTION TIME. Promptly following agreement on the Plans and Specifications, Landlord shall apply for and obtain all necessary building permits and all other governmental permits, consents and authorizations for the construction of the improvements. Landlord shall complete the construction of the improvements in accordance with Section 6 hereof within one hundred ninety-five (195) days from the date of the lease, provided such time shall be increased to the extent Landlord' construction is delayed due to Tenant's not having approved the Plans and Specifications submitted by Landlord, if Landlord gives Tenant written notice of such delay within five business days after Tenant approves the Plans and Specifications.

      SECTION 4. FAILURE TO COMPLETE IMPROVEMENTS. In the event the construction is not completed on or prior to the one hundred ninety-five
(195) days specified in Section 3, Tenant may give Landlord and Landlord's mortgagee written notice of its intention to cancel this lease thirty (30) days thereafter if said improvements are not completed prior to the expiration of the thirty (30) days specified in such notice. Such period shall be extended for a period equivalent to the time lost attributable to any cause listed in Section 5, "Force Majeure", but no extension shall be granted unless Landlord gives Tenant written notice of such event within three business days after such event commences. In the event construction is not completed on or prior to two hundred eighty-five (285) days from the date of the lease, without regard to whether such situation results from Force Majeure or any other cause, Tenant may give Landlord and Landlord's mortgagee written notice of its intention to cancel the lease ten (10) days thereafter if said improvements are not completed prior to the expiration of the ten
(10) days specified in such notice. In the event Tenant shall have exercised its option to terminate this lease by giving written notice as above provided, and the Landlord does not complete the improvements in accordance with such notice, this lease shall terminate with no further liability of one party to the other.

      SECTION 5. FORCE MAJEURE. In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor disputes, labor troubles, inability to procure materials, riots, insurrection, war, or other reason of like nature not the fault of Landlord or Tenant, then the performance of such acts shall be excused for the period of the delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay, provided the party so delayed takes all reasonable steps to limit and eliminate such causes of delay, and neither party hereto shall have a claim against the other based upon such delay.

      SECTION 6. COMMENCEMENT DATE. The primary term hereof shall commence upon the first day of the month (the "Commencement Date") after the entire premises are ready for "total occupancy" by Tenant, provided that Landlord has given Tenant fourteen (14) days' prior written notice of such date. The premises shall be deemed to be ready for total occupancy upon the occurrence of all of the following: (a) the delivery to Tenant of a completion certificate issued by Landlord's Architect certifying that the improvements have been completed in accordance with the Plans and Specifications, subject to a reasonable punch list agreed to by Tenant; (b) all utilities shall have been connected and fully installed in the building, including without limitation, telephone conduit, sanitary sewer, water, gas, and electricity, and such services shall be operational and in good working order and condition and adequate for Tenant's use; and (c) a final certificate of occupancy, if required, is issued by Richland County. If the entire premises are ready for "total occupancy" by Tenant and Landlord has given Tenant at least fourteen (14) days' prior written notice of such date, but such date falls other than on the first day of the month, then Tenant agrees to occupy the entire premises and pay rental in accordance with the partial occupancy provision on page 1 of this lease from such date until the Commencement Date.

      SECTION 7. SHOP DRAWINGS. Landlord shall submit to Tenant's Representative a print of each shop drawing and similar material required for use by the various trades or called for by the Plans and Specifications as implemented, prior to performing the work required to be performed thereunder. Landlord shall review and indicate its approval of shop drawings and all such material prior to submission to Tenant and Tenant shall advise Landlord of any errors or omissions it notes in the shop drawings within five business days of their receipt by Tenant. Landlord shall, when requested in writing by Tenant's Representative, furnish a sample of material for review.

      SECTION 8. PROGRESS SCHEDULES AND MEETINGS. Prior to commencement of construction, Landlord shall furnish to Tenant a proposed progress schedule for construction. This schedule shall indicate the proposed dates for the commencement and completion on the various stages of construction separately for the office space and warehouse space and shall be updated and modified as required during the course of construction to reflect the actual progress of the work.

      Weekly coordinating and progress meetings of responsible representatives of the various trades engaged on the project shall be held at the field office of the Landlord or his building contractor. The building contractor's superintendent or comparable level of supervision shall conduct such meetings. The Tenant's Representative or his designee will be given notice of and an opportunity to be present at all such weekly progress meetings. Minutes of such meetings shall be prepared by the Landlord and distributed to Tenant.

           SECTION 9.  LANDLORD'S INSURANCE.

      (a) Landlord and (in the case of clauses (i) through (iii)) its contractors and subcontractors, during the performance of their work pursuant to this Exhibit "B" shall carry, at their own cost and expense, with respect to work performed by or for them:

           (i) Workmen's Compensation Insurance as prescribed by the law of the State of South Carolina and Employer's Liability Insurance with limits of not less than $100,000 for each occurrence;

           (ii) Comprehensive General Liability Insurance, including Contractor's Protective Liability Insurance with limits of not less than $500,000 for bodily injury, including death, to any one person, and $1,000,000 on account of any one occurrence, and $500,000 for each occurrence of property damage;

           (iii) Comprehensive Automobile Liability Insurance with limits of not less than $500,000 for bodily injury, including death, to any one person, and $1,000,000 on account of any one occurrence, and $500,000 for each occurrence of property damage;

           (iv) Builder's All Risk Insurance upon the entire work upon the premises to the extent of the full insurable value thereof including material and equipment on the site. This insurance shall include the interests of Landlord, its contractors and subcontractors, and Tenant as their interests may appear, and shall insure against the perils of fire, extended coverage, vandalism and malicious mischief.

      (b) Landlord and Tenant waive all rights against each other for damages caused by fire or other perils to the extent covered by insurance. Landlord and Tenant shall require similar waivers by their contractors and subcontractors.

      (c) Certificates of insurance acceptable to Tenant shall be filed with Tenant prior to commencement of work. These certificates shall contain a provision that coverages afforded under the policies will not be cancelled or materially changed until Western Electric Company, Incorporated has received at least fifteen (15) days' prior written notice.

      SECTION 10. CHANGES. (a) Tenant may, at any time after completion of the Plans and Specifications, require additions or alterations to or deductions or deviations (hereinafter referred to as a "Change") from the scope of the work called for by the Plans and Specifications. Tenant shall submit to Landlord information to enable Landlord to submit to Tenant the cost of the Change on the basis of a "lump-sum" price, which price shall be submitted to Tenant within twenty days after the request therefor. If Tenant accepts the price submitted by Landlord, it shall issue a written Change Order directing Landlord to perform such work at the "lump-sum" price, and Landlord shall comply therewith. If Tenant does not agree with Landlord's "lump-sum" price, Tenant shall, within ten days after receipt of Landlord's "lump-sum" price, either (i) advise Landlord not to perform the requested Change or (ii) direct Landlord by a written Change Order to perform such work on a "cost-plus" basis, which cost (hereinafter called "Landlord's Cost") shall be limited (with respect to Landlord and its contractors) to direct labor for architectural, engineering and survey work and soil testing, all direct labor and direct supervision and benefit costs therefor, materials, all tools consumed in performing the work, rental for all equipment used in performing the work, building and other permits and inspection fees, and filing and recording costs and adjustment for interim financing costs specified in Sec. 10(g). An amount equal to ten per cent of the total of the above-referenced items of Landlord's Cost shall be added to such total for overhead and profit. (Such total amount of Landlord's Cost plus the ten per cent referred to above is hereinafter called "Cost-Plus Price".) If Tenant does not issue a Change Order for Landlord to perform the Change at the "lump-sum" price nor on a "cost-plus" basis, the Landlord may proceed with the original contract work without change and Tenant shall be deemed to have withdrawn such request. The price identified herein (whether "lump-sum" price or "cost-plus" price) (hereinafter "Price") shall be the total obligation of Tenant with respect to any Change Order whether the work is performed by Landlord or by an independent contractor retained by Landlord. Landlord shall maintain and make available to Tenant accurate and complete records of all costs incurred in performing "cost-plus" work.

      (b) The difference in Price resulting from Tenant's written Change Orders and the difference in land costs determined in accordance with paragraph 35, unless Tenant elects to pay such Price as the work progresses, shall be added to the Basic Rent computed on an annual basis as the amount of such Price. To the extent that the Price not paid for by Tenant as work progresses (less difference in land cost credit) exceeds $200,000, such Price shall be paid for by Tenant as provided in paragraph (d) hereinbelow. In the event a Change Order reduces Landlord's cost, the amount of such reduction shall be determined and netted against the Price owed by Tenant pursuant to the following provision. In the event the aggregate of all such reductions of Landlord's cost (plus difference in land cost credit) exceeds the aggregate of all increases of Landlord's cost, the difference (not to exceed $200,000) shall reduce the Basic Rent hereunder by 9% of such difference per annum pro rated monthly. In the event that all such increases exceed all reductions, the difference (not to exceed $200,000) shall increase the Basic rent hereunder by 9% of such difference per annum pro rated monthly.
Landlord shall have the right and option of refusing to agree to any changes in the Plans and Specifications if such changes (plus difference in land cost credit) could cause the aggregate reduction in Landlord's cost to exceed $200,000.

      (c) If Tenant determines it requires another 200,000 gallon water tank and an additional 1,500 G.P.M./125P.S.I. electric fire pump(*), Landlord shall furnish and install same at an additional cost to Tenant of $68,077, provided Landlord shall only guarantee this price to Tenant if Tenant informs Landlord in writing within sixty (60) days after the execution of this lease that it requires such equipment. If Tenant requires this additional water tank, the cost shall be treated in accordance with Section 10(b) hereof.

      (d) Any portion of the Price not added to the Basic Rent shall be paid for by Tenant on a monthly basis as the Change Order work is performed. Landlord shall submit invoices to Tenant on or before the twenty-fifth (25th) day of the month for all Change Order work performed during the prior month and Tenant shall pay Landlord for such Change Order work on or before the fifteenth (15th) day of the following month, less a retainage of ten per cent (10%) which shall be paid thirty (30) days after each Change Order has been completed in a good and workmanlike manner as certified by Landlord's Architect.

      (e) Tenant shall not be required to pay for any Change from the Plans and Specifications unless such Change is made pursuant to Tenant's requests in the form of a written Change Order.

      (f)  Notwithstanding anything to the contrary herein, but subject to
Section 10(b) hereof, Tenant shall have the right by written Change Order to make changes to the Plans and Specifications to accommodate its needs. If Tenant makes such changes prior to the performance by Landlord of any work that must be modified by reason of such change, the only cost to Tenant shall be Landlord's costs for engineering and drafting in connection therewith, if any, plus a fee

------------------
(*) If the cost of an electric fire pump varies from the cost of the diesel booster pump used by Landlord in submitting its quote for this extra, then the cost of $68,077 shall be adjusted upward or downward accordingly.

of ten per cent (10%). Such engineering and drafting charges plus the specified fee shall be paid to Landlord in a lump sum within thirty (30) days after such work is performed and Landlord submits an invoice to Tenant therefor. In the event the change by Tenant is requested after the performance by Landlord of any work that must be modified by reason of the change, the provisions of Sections 10(a) and (b) above shall control.

      (g) In computing adjustments under this Section 10 (other than those dealt with in Section 10(d)) and adjustments under paragraph 35 of the lease, there shall be added to the following adjustments at the time specified eight per cent (8%) per annum, representing an adjustment for interest financing costs:

                 (i) Difference in Land Costs to be added at the time title to the property is transferred to Landlord;

                 (ii) "Cost Plus" work done by Landlord under Section 10(a)(ii) which is to be included in the rent under Section 10(b). The eight per cent (8%) per annum adjustment shall be computed as Landlord pays the cost of such work.

                 (iii) Change Orders which reduce Landlord's costs under
           Section 10(b). The eight per cent (8%) adjustment shall be computed when Tenant issues its written Change Orders.


      SECTION 11. EXTRA COST CLAIMS. In the event any instructions by Tenant's Representative not involving a written Change Order involve extra cost to Landlord, Landlord shall give Tenant written notice thereof within twenty (20) days after receipt of such instructions, and in any event before proceeding to execute the work pursuant to said instructions. Within ten
(10) days after receipt of such notice (which period may be extended another ten (10) days upon Tenant's giving written notice to Landlord), Tenant shall either cancel the instructions of Tenant's Representative or approve such instructions by issuing a Change Order in writing. Failure of Tenant to promptly advise Landlord in accordance with the foregoing shall be deemed cancellation of such instructions. Tenant shall pay for such work as the same progresses, but Tenant shall have no obligation to make payment to Landlord in the absence of such notice.

      SECTION 12. TENANT'S REPRESENTATIVE. For purposes of this lease, Tenant's Representative shall be R. N. Pucci, or such other person or persons as may be designated by Tenant from time to time in writing (herein called "Tenant's Representative") provided, however, (i) Tenant shall not designate more than one such Tenant's Representative at one time and (ii) if Tenant fails for any reason to designate such Representative or successor, Landlord or its contractor shall be relieved of all requirements of this lease with respect to such Representative. Tenant's Representative and any other person or persons designated by him in writing as an assistant or assistants (but not more than five (5) such persons) shall at all reasonable times have access to Landlord's work for the purpose of general representation of Tenant and to determine if the work is being performed in accordance with the Plans and Specifications, and shall have the right to take all necessary action on behalf of Tenant. Landlord and its contractors shall provide safe and proper facilities for such inspections and for Tenant's on-site representatives.

      SECTION 13. OTHER CONTRACTS. Tenant shall have the right to install or award contracts to others for the installation of machinery, equipment, fixtures and materials that Tenant will require in its use of the premises. Landlord shall afford Tenant and its respective contractors reasonable opportunity for the introduction and storage in a secure area of their materials and equipment needed for execution of their work. Landlord shall not be responsible for loss or damage of such material or equipment unless covered by Landlord's insurance or caused by the negligence of Landlord or its contractors or subcontractors. Landlord and Tenant shall properly connect and coordinate their work with each other and their contractors. Nothing herein shall give Tenant any right to interfere with, delay, or cause an increase in the cost of the work of Landlord or its subcontractors.

      SECTION 14. QUALITY OF WORK. All of Landlord's work shall be performed in a good and workmanlike manner in accordance with the usual and customary construction standards of buildings of similar nature and for a similar purpose. All such work shall be performed by Landlord under the supervision of Landlord's architect and in compliance with the Plans and Specifications and all governmental rules, orders, ordinances, licenses and building requirements applicable thereto. All materials shall be new and of first class quality and be equal to or better than the materials specified in the Plans and Specifications.

      SECTION 15. LANDLORD'S SPECIAL INDEMNIFICATION. Landlord shall pay, and shall protect, indemnify and hold Tenant harmless from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising, or alleged to arise, during and from or in connection with Landlord's performance of construction work pursuant to this Exhibit "B") which involves (i) any injury to, or the death of, any person or any damage to property in or upon the premises and caused in whole or in part by the acts or omissions of Landlord, its agents, servants, employees, invitees, licensees, contractors or subcontractors, or (ii) any violation, or alleged violation, of any governmental law, rule, regulation, or ordinance, or of any agreement, deed of trust or indenture to which Landlord is a party or by which it is bound, now or hereafter in effect, affecting or applicable to the premises or any portion thereof which threatens to or adversely affects Tenant's possession, use, occupancy, maintenance, repair or rebuilding of the premises. In case Tenant shall be made a party to any litigation commenced by or against Landlord for any of the above reasons, then Landlord shall protect and hold Tenant harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Tenant.

      SECTION 16. WARRANTY. Landlord covenants that all mechanical appurtenances to and all equipment, machinery and facilities located by Landlord within the premises, including, but not limited to, heating, water, air conditioning, plumbing, ventilating, electrical and other equipment and services and machinery installed by Landlord shall be properly installed and shall conform to the Plans and Specifications, and that such installation shall be in compliance with all applicable laws, regulations, ordinances, policies, restrictive or protective covenants, and administrative orders in existence and in force as of the Commencement Date. Landlord warrants that the premises and the equipment and machinery installed by Landlord in the premises shall be free from defects in workmanship and material for a period of (a) three (3) calendar years from the

Commencement Date because of latent defects (i) arising out of faulty workmanship or materials or (ii) attributable to Landlord's failure to comply with the Plans and Specifications, and (b) one (1) calendar year from the Commencement Date in all other cases. Provided Landlord is given notice of such defects within said warranty periods, or five (5) business days thereafter, Landlord shall, at its sole cost and expense, promptly repair or replace or remedy any defective or non-conforming material or workmanship and perform any and all labor to correct any such defects and to make the work conform to the Plans and Specifications. Where Landlord has performed labor or provided materials or equipment, in accordance with its warranty hereunder, the said warranty shall be extended for such items an additional period of one (1) year from the date of correction of such defective or faulty workmanship or materials. Landlord shall obtain the customary warranties on all materials and equipment in the name of both Landlord and Tenant and shall transfer all unexpired warranties to Tenant one (1) year from the Commencement Date. Landlord shall obtain and turn over to Tenant in an orderly manner at the Commencement Date all operating data, manuals, instructions, diagrams, and parts list required to repair, service, maintain and replace all equipment and fixtures installed by Landlord.

                               LANDLORD'S EXHIBIT "C"

                                                         LANDLORD'S
          LEASE YEAR             LANDLORD'S AMOUNT*   MAXIMUM MORTGAGE
------------------------------   ------------------   -----------------
During the 60th full month           $2,679,000              100%
During the 72nd full month            2,655,400               99%
During the 84th full month            2,632,200               98%
During the 96th full month            2,608,800               97%
During the 108th full month           2,585,400               96%
During the 120th full month           2,562,000               95%
During the 132nd full month           2,524,400               94%
During the 144th full month           2,486,800               93%
During the 156th full month           2,449,200               92%
During the 168th full month           2,411,600               91%
During the 180th full month           2,374,000               90%

*The Landlord's Amount shall be computed by pro rating monthly the difference between the Landlord's Amount given for the applicable lease years, EXAMPLE:
If the payment occurred during the 126th month of the lease, the Landlord's Amount would be the payment for the 120th month ($2,562,000) minus 6/12 of the difference between the 120th and the 132nd months, or 6/12 x $37,600 equals $18,800. This figure of $18,800, when subtracted from $2,562,000, results in a Landlord's Amount of $2,543,200 for the 126th month.

Landlord shall use reasonable efforts to obtain a mortgage which does not contain any pre-payment penalty in case the mortgage is paid off due to the occurrence of a casualty or a taking by eminent domain, but Landlord shall not be obligated to accept more onerous financing or other terms in order to obtain such provision.

If, in spite of efforts of Landlord above, a pre-payment penalty is required under such circumstances, the Tenant's liability for such pre-payment charges shall be limited to the following percentages of the principal amount outstanding:

During the 60th through the 119th months               five per cent
During the 120th through the 179th months              three per cent
During the 180th month                                 zero per cent

                         LAWYERS TITLE INSURANCE CORPORATION
                                  A STOCK COMPANY
                          HOME OFFICE - RICHMOND, VIRGINIA

                               SCHEDULE B - SECTION 2

                                     EXCEPTIONS


The policy or polices to be issued will contain exceptions to the following unless the same are disposed of to the satisfaction of the Company:

2. Taxes for the year 1975 and subsequent years, a lien, but not yet due and payable.

3. Easement for utility installation and maintenance granted South Carolina Electric & Gas Company by instrument recorded in Deed Book D162, page 599.

4. Rights of upper and lower riparian owners in and to the use of the waters of creek and the natural flow thereof, as shown on plat of survey by Melvin J. Belter dated December 19, 1974.





NOTE: If policy is to be issued in support of a mortgage loan, attention is directed to the fact that the Company can assume no liability under its policy, the closing instructions, or Insured Closing Service for compliance with the requirements of any consumer credit protection or truth in lending law in connection with said mortgage loan.

                                        Schedule B - Section 2 - Page 1

                                    EXHIBIT "D"

                              FIRST AMENDMENT TO LEASE


This AMENDMENT TO LEASE is made and entered into this 27th day of March, 1991 by and between The Manufacturers Life Insurance Company ("Landlord") and BellSouth Services Incorporated ("Tenant") as follows:

WHEREAS by Lease dated June 12, 1975, (the "Lease") J. L. Williams (then Landlord) leased unto Western Electric Company (then Tenant) that certain property containing 31.95 acres, and all improvements located thereon, known municipally as 610 Western Lane, I-26, Columbia, South Carolina, and;

WHEREAS said Lease provided for a fifteen (15) year primary term which commenced on May 1, 1976 and will expire on April 30, 1991 with five, 1-year renewal options and;

WHEREAS J. L. Williams and Company did sell and convey all of its rights and interests to said property to The Manufacturers Life Insurance Company by deed and assignment of lease dated August 2, 1976 and;

WHEREAS Western Electric Company did assign all of its interests and rights to said Lease to Southern Bell Telephone and Telegraph Company by that certain Assignment of Lease Agreement dated as December 31, 1983 and;

WHEREAS Southern Bell Telephone and Telegraph Company did assign all of its rights and interest to said Lease to BellSouth Services Incorporated by that certain Assignment of Lease Agreement dated as of May 1, 1987.

NOW THEREFORE in consideration of the mutual covenants herein contained, and other good and valuable consideration Lessor and Lessee hereby agree as follows

1.    The Commencement Date of the Lease is confirmed to be May 1, 1976;

2. That the line on page 1 of the Lease which reads "This lease shall be for a primary term of Fifteen (15) years" is amended to read "This lease shall be for a primary term of Twenty (20) years";

3. The line of page 1 of the lease which reads, "Tenant agrees to pay to Landlord during the term aforesaid a monthly rental of $20,648.25 ..." is amended to read "Tenant agrees to pay to Landlord during the first fifteen years of the primary term aforesaid, a monthly rental of $20,648.25 ...". Immediately following said sentence, a new sentence shall be added as follows, "Beginning in the first month of the sixteenth year of the Lease and through the remainder of the primary term, Tenant agrees to pay to Landlord a monthly rental of $25,000.00 payable on the first day of each and every month in advance.";

4. Paragraph 28a is deleted in its entirety. Tenant acknowledges that it did not exercise its rights under the Option to Purchase dated June 12, 1975, and such Option to Purchase is now null and void; and,

5.    Paragraph 33 of the Lease is deleted in its entirety.

This First Amendment to Lease modifies the Lease only as above stated. All other terms and conditions of the Lease shall remain the same and in full force and effect.




 WITNESSES FOR LESSOR:                   THE MANUFACTURER'S LIFE
                                         INSURANCE COMPANY

 /s/                                      /s/
----------------------------------       -------------------------------------
                                         TITLE:     John Williams Shed
                                                    Assistant Vice President
 /s/                                                Real Estate Investment
----------------------------------
INVESTMENT OFFICER

WITNESSES FOR LESSEE:                    BELLSOUTH SERVICES
                                         INCORPORATED


 /s/                                      /s/
----------------------------------       -------------------------------------
                                         Vice President - Procurement,
                                         Property & Services Management
 /s/
----------------------------------

                       SECOND AMENDMENT TO LEASE AGREEMENT



      This Second Amendment to Lease Agreement (this "AMENDMENT"), made and entered into as of February 23rd, 1993, is by and between The Manufacturers Life Insurance Company ("LANDLORD") and BellSouth Telecommunications, Inc. ("TENANT").

                                W I T N E S S E T H:

      WHEREAS, Landlord's predecessor-in-title, J. L. Williams & Co., Inc. ("WILLIAMS"), entered into that certain Lease Agreement, dated June 12, 1975 (the "ORIGINAL LEASE"), with Western Electric Company, Incorporated ("WEC"), as tenant, covering certain property and all improvements thereon located at 610 Western Lane, I-26, Columbia, Richland County, South Carolina (the "PROPERTY");

      WHEREAS Williams sold, transferred, bargained and conveyed all of its rights, title and interests to the Property to Landlord pursuant to the terms and conditions of that certain Deed and Assignment of Lease, dated August 2, 1976;

      WHEREAS, WEC assigned, transferred and conveyed all of its rights, title and interests in and to the Original Lease to Southern Bell Telephone and Telegraph Company ("SOUTHERN"), pursuant to the terms and conditions of that certain Assignment of Lease Agreement, dated as of December 31, 1983 and Southern in turn assigned, transferred and conveyed all of its rights, title and interests in and to the Original Lease to BellSouth Services Incorporated ("BELLSOUTH"), pursuant to the terms and conditions of that certain Assignment of Lease Agreement, dated as of May 1, 1987;

      WHEREAS, Landlord and BellSouth entered into that certain First Amendment to Lease Agreement, dated March 27, 1991 (the "FIRST AMENDMENT", together with the Original Lease hereinafter referred to as the "LEASE");

      WHEREAS, effective December 31, 1991, BellSouth and another corporation merged with and into Southern, at which time Southern changed its name to BellSouth Telecommunications, Inc. (previously identified above as Tenant under this Amendment); and

      WHEREAS, Landlord and Tenant now desire to enter into this Amendment to provide for an extension of the Lease and a partial abatement of the Base Rental (as hereinafter defined) under the Lease, in accordance with the terms and conditions provided herein;

      NOW, THEREFORE, in consideration of the mutual benefits to be derived herefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

           1. The third sentence of Page 1 of the Lease, as amended by the First Amendment, which presently reads "this lease shall be for a primary term of Twenty (20) years" is hereby further amended by deleting such sentence and replacing it in its entirety with the following:

                 "This lease shall be for a primary term of Twenty-Six (26) years and Ten (10) months, commencing on the Commencement Date, as defined in Section 6 of Exhibit 'B' annexed hereto, such Commencement Date confirmed to be May 1, 1976, which term shall terminate on February 28, 2003."

           2. Notwithstanding any provisions to the contrary set forth in the Lease, Landlord hereby agrees that the monthly installment of rental payment, in the amount of $25,000.00 (the "BASE RENTAL") payable by Tenant under the Lease, shall be abated* for each month of the period commencing April 1, 1993 through December 31, 1993. Thereafter, Tenant agrees to resume payment of such Base Rental, for the period beginning on January 1, 1994 and for the balance of the term of the Lease, upon the same terms and conditions set forth in the Lease. Landlord and Tenant further agree that the provisions of this Paragraph 2 shall not abate, modify, decrease, alter or affect any other rental payments payable by Tenant under the terms and conditions of the Lease.

           3. Any and all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

           4. Landlord and Tenant hereby represent and warrant to each other that the Lease contains the full agreement of the parties hereto relating to the Property prior to the execution of this Amendment.

           5. Except as otherwise modified, amended, supplemented, superseded or provided herein, all other provisions of the Lease remain in full force and effect.

           6. This Amendment may be executed in counterparts by the parties hereto, each of which shall be binding upon the party executing same and all of which shall be deemed to be one instrument.

                                       LANDLORD:

                                       THE MANUFACTURERS LIFE
                                       INSURANCE COMPANY


                                       By:   /s/
                                           ----------------------------------
                                       Name:  Bruce D. Avery
                                       Title: Assistant Vice President
                                              Real Estate Investment


                                       TENANT:

                                       BellSouth Telecommunications, Inc.

                                       By:  /s/
                                           ----------------------------------
                                       Name:  H. I. Waddle
                                       Title: Assistant Vice Preident
                                              Property Management

                                    EXHIBIT "G"

                               MEMORANDUM OF SUBLEASE

      THIS MEMORANDUM OF SUBLEASE, made and entered into this ____ day of March, 1997, by and between BELLSOUTH TELECOMMUNICATIONS, INC., a Georgia corporation, whose mailing address is c/o Property Administrator, 20C75, 675 West Peachtree Street, Atlanta, Georgia 30375 ("Sublandlord"), and SELECT COMFORT SC CORPORATION, a Minnesota corporation, whose mailing address is 6105 Trenton Lane, Plymouth, Minnesota 55442 ("Subtenant").

                                      RECITALS

      A. The premises ("Premises") situated on certain real property in Richland County, South Carolina legally described on EXHIBIT "A" attached hereto are subject to a certain Lease Agreement dated June 12, 1975, between Frastacky (U.S.) Properties Limited Partnership, successor in interest to J.L. Williams & Co., Inc., as landlord, and Sublandlord, successor in interest to Western Electric Company, Inc., as tenant, as amended by that certain First Amendment to Lease dated March 27, 1991, and that certain Second Amendment to Lease Agreement dated February 23, 1993 (as amended, the "Lease").

      B. Sublandlord has subleased the entire Premises to Subtenant pursuant to the terms of that certain Sublease dated of even date herewith by and between Sublandlord and Subtenant ("Sublease").

      C. Sublandlord and Subtenant now wish to memorialize of record the existence of the Sublease and certain specifics of the same.

      NOW, THEREFORE, in consideration of the Sublease and other good and valuable consideration, the receipt and sufficiency of which is here acknowledged, Sublandlord and Subtenant agree as follows:

      1. Sublandlord and Subtenant have entered into that the Sublease to sublease the entire Premises upon the terms and conditions more particularly set forth in the Sublease.

      2. The term of the Sublease shall commence on or before April 21, 1997 and expire on February 27, 2003, subject to the provisions of the Sublease.

      3. Reference is made to the Sublease for a full statement of the terms and conditions of the Sublease, all of which are hereby incorporated by reference.

      4. Nothing in this Memorandum of Sublease shall be construed to amend, modify, change, alter, amplify, interpret, or supersede any of the terms and conditions of the Sublease, which shall in all events control.

      IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Memorandum of Sublease as of the day and year first above written.

                                       SUBLANDLORD

WITNESSES                              BELLSOUTH TELECOMMUNICATIONS,
                                  INC., a Georgia corporation

                                       By:
----------------------------------         ---------------------------------
                                       Its:
----------------------------------         ---------------------------------
                                       SUBTENANT:

WITNESSES                              SELECT COMFORT CORPORATION,
                                       a Minnesota corporation

                                       By:
----------------------------------         ---------------------------------

                                       Its:
----------------------------------         ---------------------------------


STATE OF                          )
                                  )  ss.
COUNTY OF                         )


    Personally appeared before me the undersigned witness, and made oath that
(s)he saw the within named BELLSOUTH TELECOMMUNICATIONS, INC., a Georgia corporation, by _______________________, its _____________, sign the within instrument and as his/her act and deed deliver the same and that (s)he with the other witnesses above named witnessed the execution thereof.



Sworn to before me this ____ day of
____________________, 1997.


_________________________________________
Notary Public for _______________________
My Commission Expires: __________________


STATE OF _________________)
                                  )  ss.

COUNTY OF ________________)

    Personally appeared before me the undersigned witness, and made oath that
(s)he saw the within named SELECT COMFORT SC CORPORATION, a Minnesota corporation, by _______________________, its _____________, sign the within instrument and as his/her act and deed deliver the same and that (s)he with the other witnesses above named witnessed the execution thereof.



Sworn to before me this ____ day of
____________________, 1997.


_________________________________________
Notary Public for _______________________
My Commission Expires: __________________


THIS INSTRUMENT WAS DRAFTED BY:

Oppenheimer Wolff & Donnelly (JDL)
3400 Plaza VII
45 South Seventh Street
Minneapolis, MN  55402

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

                                    EXHIBIT "H"

                                TENANT IMPROVEMENTS

1.  Door repair - 6 doors

2.  Heaters - check out heaters and make functional

3.  Cages - keeping 2 cages out in the plant, 1 - 10 x 10 office in plant

4.  Outbound doors - replace panels, weather guards

5. Remove slates (for holding cable rolls) - parking lot, between doors and rivets in cement

6.  Ground level doors need replacement

7.  All shop restrooms need repair as appropriate

8. Remove all racking with the exception of racking used in battery area (forklift)

9.  Scrub and seal floor - acid wash and etch floor

10. Clean all dock pits and sumps

11. Do P.M. on load levelers

12. Check leak by access hatch to roof and fix if necessary

13. Check operation of power entry gate and fix if necessary

14. Stairway support to mezzanine and outside railings

15. Bumper rails in and outside of building need repair or replacement

16. P.M. on air conditioner (office)

17. Make diesel pump for fire control system operational

18. Remove miscellaneous brackets, piping, etc. from interior walls

19. Remove last row of racking outside office area

20. Remove area cage on north side of warehouse


                                       62